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                             DEUTSCHE BANK AG LONDON

                       UBS AG, acting through its business
                                group UBS WARBURG

                            PREEM HOLDINGS AB (PUBL)

                                EURO 250,000,000

                      10.625% Senior Secured Notes due 2011

                               PURCHASE AGREEMENT

                                                                   April 3, 2001

DEUTSCHE BANK AG LONDON
Winchester House
1 Great Winchester Street
London EC2N 2DB
England

UBS AG, acting through its
  business group UBS WARBURG
1 Finsbury Avenue
London EC2M 2PP

Ladies and Gentlemen:

                  Preem Holdings AB (publ), a Swedish corporation (the "COMPANY"), proposes to issue and sell EURO 250,000,000 aggregate principal amount of its 10.625% Senior Secured Notes due 2011 (the "SECURITIES"). The Securities will be issued pursuant to an Indenture to be dated as of April 10, 2001 (the "INDENTURE") between the Company and Bankers Trust Company, as trustee (the "TRUSTEE"). The Company hereby confirms its agreement with Deutsche Bank AG London and UBS AG, acting through its business group UBS Warburg (collectively, the "INITIAL PURCHASERS") concerning the purchase of the Securities from the Company by the Initial Purchasers.

                  The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon an exemption therefrom, and resold by the Initial Purchasers (i) in the United States pursuant to Rule 144A under Securities Act (the "U.S. Offering") and (ii) outside the United States in

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reliance on Regulation S under the Securities Act (the "International Offering,"
and together with the U.S. Offering, the "Offering"). The Company has prepared a preliminary offering memorandum dated March 19, 2001 (the "PRELIMINARY OFFERING MEMORANDUM") and will prepare an offering memorandum dated the date hereof (the "OFFERING MEMORANDUM") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with
Section II.

                  Holders of the Securities (including the Initial Purchasers and their respective direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") registering an issue of senior secured notes of the Company (the "EXCHANGE SECURITIES") which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT").

                  Pursuant to the Share Pledge Agreement, dated as of the Closing Date, between the Company and Bankers Trust Company as Trustee (the "SHARE PLEDGE AGREEMENT") and the Security Assignment Agreement, dated as of the Closing Date, between the Company and Bankers Trust Company as Trustee (the "SECURITY ASSIGNMENT AGREEMENT," and together with the Share Pledge Agreement, the "SECURITY AGREEMENTS"), the Securities will be secured by a first priority security interest in the capital stock of Preem Petroleum AB and certain proceeds from time to time received, receivable or otherwise distributed in respect thereof, and a first priority assignment of a subordinated shareholder loan (collectively, the "COLLATERAL"). The Company and certain of its creditors, including the Trustees acting on behalf of the holders of the Securities, will enter into certain debt restructuring agreements substantially in the form attached hereto as Annex B (the "RESTRUCTURING AGREEMENTS"), pursuant to which the creditor parties thereto will establish their relative rights regarding repayment of indebtedness owed by the Company to each such creditor and the treatment of certain shareholder loans.

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

I. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with, each Initial Purchaser on and as of the date hereof and the Closing Date (as defined in Section
         III) that:

         1. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering


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                  Memorandum will not, contain any untrue statement of a
                  material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers specifically for use therein (the "INITIAL PURCHASERS' INFORMATION").

         2. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

         3. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section II and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

         4. The Company and each of its subsidiaries (except for certain immaterial subsidiaries which the Company is in the process of dissolving) have been duly incorporated and are validly existing as corporations under the laws of their respective jurisdictions of incorporation, are duly qualified to do business as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

         5. The information set forth set forth in the Offering Memorandum under the heading "Capitalization" is accurate and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except as expressly set forth in the Offering Memorandum, all of the outstanding shares of capital stock of each material subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, except for

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                  such liens, charges, encumbrances, security interests,
                  restrictions and claims which would not, singularly or in the aggregate, have a Material Adverse Effect.

         6. The Company has full corporate power and authority to execute and deliver this Agreement, the Indenture, the Securities, the Registration Rights Agreement, the Security Agreements and the Restructuring Agreements (collectively, the "TRANSACTION DOCUMENTS") and to perform its obligations hereunder and thereunder; and all corporate action required to be taken by the Company and, to the extent relevant, its shareholders, subsidiaries and affiliates, for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

         7. This Agreement has been duly authorized, executed and delivered by the Company.

         8. The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except that rights to indemnification and contribution may be limited by concerns of public policy.

         9. Each of the Security Agreements has been duly authorized by the Company and, when duly executed and delivered in accordance with its respective terms by each of the parties thereto, will create a valid security interest over, and upon delivery of the share certificates of Preem Petroleum AB pursuant to the Share Pledge Agreement and delivery of the original Loan Note pursuant to the Security Assignment Agreement, the Security Agreements will constitute a perfected security interest in, all right, title and interest of the Company in the Collateral and will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         10. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by the Trustee thereunder, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws

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                  affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

         11. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         12. Each of the Restructuring Agreements has been duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         13. Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

         14. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or (ii) constitute a default under, or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries (except for the liens, charges and encumbrances created by the Security Agreements) pursuant to, in each case, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, charges and encumbrances which would not, singularly or in the aggregate, have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the memorandum of association (if applicable) or articles of association (or other similar organizational document)

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                                                                             6


                  of the Company or any of its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their material properties or assets, except for such violations of statutes, judgments, orders, decrees, rules and regulations which would not, singularly or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, decree, registration or qualification of or filing of or with any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective material properties or assets under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders, decrees, registrations, qualifications or filings which shall have been obtained or made prior to the Closing Date and as may be required to be obtained or made with respect to the Registration Rights Agreement under the Securities Act, and applicable state securities laws as provided in that agreement.

         15. KPMG, Stockholm are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) of Preem Petroleum AB and Preem Holdings AB contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form F-1 under the Securities Act; such financial statements and related notes have been prepared in accordance with generally accepted accounting principles in Sweden consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary--Summary Consolidated Financial Information", "Capitalization," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" are derived from the accounting records of Preem Petroleum AB and Preem Holdings AB and their respective subsidiaries and fairly present the information purported to be shown thereby. The PRO FORMA financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the PRO FORMA adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act of 1934, as amended (the "EXCHANGE ACT") to reflect the transactions described in the Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Offering Memorandum and the


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                  Transaction Documents. The other historical financial and
                  statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

         16. Except as described in the Offering Memorandum, there are no judicial, legal, arbitral, rule-making, administrative or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, (A) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto. To the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or others.

         17. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body having jurisdiction over the Company which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries that would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; and the Company has complied with any and all requests to it by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

         18. Neither the Company nor any of its subsidiaries is in violation of its memorandum of association (if applicable) or articles of association (or other similar organizational document) or in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except where such violation or default, as the case may be, would not, singularly or in the aggregate, have a Material Adverse Effect.

         19. The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate supra-national, federal, regional, local or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received

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                  notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

         20. Except as described in the Offering Memorandum, the Company and each of its subsidiaries have filed (or have received an extension for filing with respect to) all supra-national, federal, regional, local and foreign income and franchise tax returns required to be filed through the date hereof (except when any failure to so file would not be likely to have a Material Adverse Effect) and have paid (or made adequate reserves for) all taxes shown to be due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

         21. Neither the Company nor any of its subsidiaries is subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the rules and regulations of the Commission thereunder, or a company "controlled by" an investment company subject to regulation under the Investment Company Act and the rules and regulations of the Commission thereunder, or a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         22. The Company and each of its material subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: transactions are executed in accordance with management's general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Sweden and to maintain asset accountability; access to assets is permitted only in accordance with management's general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

         23. The Company and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company has reasonably concluded is sufficient based upon experience and industry practice. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are necessary to be made in order to continue insurance at substantially current levels.

         24. The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-


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                  how (including trade secrets and other unpatented and/or
                  unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any respect with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others which singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         25. The Company and each of its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries, in each case free and clear of all liens (except liens created pursuant to the Security Agreements), encumbrances, claims and defects and imperfections of title except such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or could not reasonably be expected to have a Material Adverse Effect.

         26. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened.

         27. Except as described in the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of Hazardous Materials by, due to or caused by the Company or any of its subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any applicable statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and except as described in the Offering Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any Hazardous Materials with respect to which the Company has any knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect. The term "Hazardous Materials" includes, without limitation, (a) any petroleum or petroleum product, (b) any polychlorinated biphenyl and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. The term "Environmental Law" means every supra-national, federal, regional, local and foreign law and regulation relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning


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                  any occupational safety and health, wages, hours or terms
                  of employment. Except as disclosed in the Offering Memorandum and except as would not singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries is in material compliance with all applicable existing Environmental Laws. Except as disclosed in the Offering Memorandum, none of the Company or any of its subsidiaries has received any written notice and there is no pending or, to the best knowledge of the Company, threatened action, suit or proceeding before or by any court or governmental agency or body alleging liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from
                  (A) the presence or release into the environment of any Hazardous Material at any location owned or operated by the Company or any of its subsidiaries or previously owned by the Company or any of its subsidiaries or (B) any violation or alleged violation of any Environmental Law, in either case which alleged or potential liability, singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         28. Neither the Company, any of its subsidiaries, any of its direct or indirect shareholders, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         29. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date, the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum; the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances


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                                                                            11


                  existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         30. Except as set forth in the Offering Memorandum, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

         31. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         32. None of the Company, any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("REGULATION S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable. The Company reasonably believes there is no "substantial U.S. market interest" (within the meaning of Regulation S).

         33. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

         34. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D) or any other person acting on its or their behalf has engaged, in connection with the Offering in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

         35. There are no securities of the Company registered under the United States Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or listed on a United States national securities exchange or quoted in a U.S. automated inter-dealer quotation system. No holder of securities of the Company (other than holders of the Securities) will be entitled to have such securities registered under either the Exchange Offer Registration Statement or the Shelf Registration Statement.

         36. The Company believes that no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         37. The indemnification and contribution provisions set forth in Sections IX and X of this Agreement do not contradict Swedish law or public policy.

         38. Since the date as of which information is given in the Offering Memorandum, except as otherwise disclosed therein: there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries as a whole other than in the ordinary course of business; neither the Company nor any of its subsidiaries has entered into any transaction other than in the ordinary course of business that is material to the Company and its subsidiaries as a whole; and there has not been any change in the capital stock or long-term debt of the Company, or the consolidated long-term debt of the Company and its subsidiaries taken as a whole, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock that is material to the Company and its subsidiaries as a whole.

         39. No stamp or other issuance or transfer taxes or duties, value-added tax, documentary tax, registration tax and no withholding or other taxes are payable by or on behalf of the Initial Purchasers in connection with (a) the issuance of Securities, (b) the sale, transfer and delivery of the Securities to the Initial Purchasers pursuant to this Agreement or for the resale of the Securities placed by or at the direction of the Initial Purchasers or (c) the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby.

         40. Under the laws of the Kingdom of Sweden, the submission by the Company to the jurisdiction of any United States federal or state court sitting in the State of New York and the designation of the law of the State of New York to apply to this Agreement and the other Transaction Documents will be binding upon the Company and would be the basis of a judgment in any related judicial or administrative proceeding initiated in the Kingdom of Sweden.

         41. The form of certificates for the Securities to be sold pursuant to this Agreement conforms to the corporate law of the Kingdom of Sweden.

         42. To the extent applicable, none of the Company, its subsidiaries, nor any person or entity controlling the Company has made an "investment," as defined in the United States federal Iran And Libya Sanctions Act of 1996 (the "SANCTIONS ACT"), subject to the Sanctions Act. To the extent applicable, none of the Company, its subsidiaries, nor any person or entity controlling the Company has exported, transferred or otherwise provided to Libya or any agency or instrumentality of Libya any goods, services, technology or other items subject to the Sanctions Act. To the extent applicable, none of the Company, its subsidiaries, nor any person or entity controlling the Company has taken any action in violation of the Iraq Sanctions Act of 1990, or applicable regulations or orders thereunder.

         43. Except as otherwise disclosed in the Offering Memorandum, there are no business relationships or other related-party transactions of the nature described in Item 7.B of Form 20-F of the Commission ("ITEM 7.B") involving the Company or any other party referred to in Item 7.B, except for transactions that would be considered immaterial under Item 7.B.

II. PURCHASE AND RESALE OF THE SECURITIES. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 97.50% of the principal amount thereof for each Note. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

         1. The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser represents, warrants and agrees that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and
                  (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("QUALIFIED INSTITUTIONAL BUYERS"), as defined in Rule 144A under the Securities Act ("RULE 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S.

         2. In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser represents, warrants and agrees that:

                  A. The Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

                  B. It has offered and sold the Securities, and will offer and sell the Securities, (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

                  C. Neither such Initial Purchaser nor any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  D. At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                           "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  E. It has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

         Terms used in this Section II(2) have the meanings given to them by Regulation S.

         3.       Each Initial Purchaser represents, warrants and agrees that
                  (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
                  (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         4. Each Initial Purchaser agrees that, prior to or simultaneously with the confirmation of sale by it to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section V(4) and (7), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of such Initial Purchaser and its compliance with its agreements contained in this Section II, and each Initial Purchaser hereby consents to such reliance.

         5. The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any of their affiliates and that any such affiliate may sell Securities purchased by it to any Initial Purchaser.

         6. Each Initial Purchaser agrees that it will not directly or indirectly purchase, offer, sell or deliver any Securities or have in its possession or distribute or publish the Preliminary Offering Memorandum or Offering Memorandum (or any amendment or supplement thereto) or any other offering material in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations.

         7. Each Initial Purchaser represents, warrants and agrees that, because neither the Preliminary Offering Memorandum nor the Offering Memorandum has or will be registered with the Swedish Financial Supervisory Authority: (i) neither the Preliminary Offering Memorandum nor the Offering Memorandum shall be made available, and (ii) the Securities shall not otherwise be marketed or offered for sale in Sweden, unless any of the foregoing actions are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act (1991:980).

III. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett, London, England, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., London time, on April 10, 2001, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "CLOSING DATE").

         1. On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds in Euro to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Initial Purchasers in London, England at least 24 hours prior to the Closing Date.


IV.      FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with each Initial
         Purchaser:

         1. prior to the completion of the Offering of the Securities by the Initial Purchasers, to advise each Initial Purchaser promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise each Initial Purchaser promptly of any order preventing or suspending the use of the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

         2. to furnish promptly to each Initial Purchaser and counsel for each Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

         3. prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each Initial Purchaser and counsel for each Initial Purchaser and not to effect any such amendment or supplement to which such Initial Purchaser shall reasonably object by notice to the Company after a reasonable period to review;

         4. if, at any time prior to completion of the Offering of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the

                  Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, promptly to prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

         5. for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) thereunder (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

         6. prior to completion of the Offering of the Securities, promptly to take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; PROVIDED that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

         7.       [Intentionally left blank]

         8. to cause the Securities to be listed on the Luxembourg Stock Exchange in accordance with the rules and regulations thereof as promptly as practicable and to maintain the listing of the Securities on such exchange for so long as any Security is outstanding (or on such other exchange as is reasonably acceptable to the applicable Trustee);

         9. not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

         10. except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances in which such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

         11. other than pursuant to and in accordance with the Registration Rights Agreement, for a period of 180 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Securities) without the prior written consent of the Initial Purchasers;

         12. during the period from the Closing Date until two years after the Closing Date, without the prior written consent of each of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act, or in a transaction outside the United States in accordance with Regulation S;

         13. not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and not to be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

         14. in connection with the offering of the Securities, until the Initial Purchasers shall have notified the Company of the completion of the offering of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent active trading in or of raising the price of the Securities;

         15. to furnish to the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

         16. to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

         17. except as expressly contemplated by the Offering Memorandum, to not take any action from the date hereof until the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

         18. to not take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to Section IV(4);

         19. from the date hereof until the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which each Initial Purchaser is notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to each Initial Purchaser, such press release or communication is required by law;

         20. to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds"; and

         21. to pay and, to the extent permitted by applicable law, indemnify and hold harmless each Initial Purchaser against any stamp or other issuance or transfer taxes or duties, value-added tax, documentary tax, registration tax, withholding or other taxes are payable by or on behalf of any Initial Purchaser in connection with (i) the issuance of Securities, (ii) the sale, transfer and delivery of the Securities to the Initial Purchasers pursuant to this Agreement or for the resale of the Securities placed by or at the direction of the Initial Purchasers or (iii) the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby.

V. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

         1. The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceedings for such purpose shall have been commenced or shall be pending or threatened.

         2. The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, including all such corporate proceedings and legal matters in relation to the Company, Corral Petroleum Holdings AB and Preem Petroleum AB, shall be satisfactory in all material respects to the Initial Purchasers, and the Company, Corral Petroleum Holdings AB and Preem Petroleum AB shall have furnished to each Initial Purchaser all documents and information that it or their counsel may reasonably request to enable them to pass upon such matters.

         4. Akin, Gump, Strauss, Hauer & Feld shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C hereto.

         5. Mannheimer & Swartling Advokatbyra AB shall have furnished to the Initial Purchasers their written opinion, as special Swedish counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex D hereto.

         6. Per Behm shall have furnished to the Initial Purchasers his written opinion, as in-house counsel to Preem Holdings AB, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex E hereto.

         7. The Initial Purchasers shall have received from Simpson Thacher & Bartlett, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

         8. The Company shall have furnished to the Initial Purchasers a letter (the "INITIAL LETTER") of KPMG, Stockholm, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex F hereto.

         9. The Company shall have furnished to the Initial Purchasers a letter (the "BRING-DOWN LETTER") of KPMG, Stockholm, addressed to the Initial Purchasers and dated the Closing Date, confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and confirming in all material respects the conclusions and findings set forth in the Initial Letter.

         10. The Company and Preem Petroleum AB shall each have furnished to the Initial Purchasers a certificate, dated the Closing Date, of their respective chief executive officers and its chief financial officers, stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date.

         11. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company.

         12. Each of the Security Agreements shall have been duly executed and delivered by the Company and the other parties thereto by duly authorized officers of the Company and such parties, and the Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of the Company's corporate secretary stating that such execution and delivery has been duly authorized and attaching the resolutions authorizing such execution and delivery; and all actions contemplated by each Security Document to have been completed on or before the Closing Date shall have been consummated in accordance with the provisions of such documents and without waiver thereof.

         13. Each of the Restructuring Agreements shall have been duly executed and delivered by the Company and the other parties thereto by duly authorized officers of the Company and such parties, and the Initial Purchasers shall have received from each of such parties as are affiliated with the Company a certificate, dated the Closing Date, of such party's corporate secretary stating that such execution and delivery has been duly authorized and attaching the resolutions authorizing such execution and delivery; and all actions contemplated by each of the Restructuring Agreements to have been completed on or before the Closing Date shall have been consummated in accordance with the provisions of such agreements and without waiver thereof.

         14. The Indenture shall have been duly executed and delivered by the Company and the Trustee thereunder, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the applicable Trustee.

         15.      [Intentionally left blank]

         16. The Securities shall have been approved for listing on the Luxembourg Stock Exchange.

         17. If any event shall have occurred that requires the Company under Section IV(4) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to each Initial Purchaser reasonably in advance of the Closing Date.

         18. Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), except as expressly contemplated by the Offering Memorandum, there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

         19. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities as contemplated by the Offering Memorandum; and no injunction, restraining order or order of any other nature by any supra-national, federal, regional, local or foreign court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

         20. Subsequent to the execution and delivery of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities or preferred stock by a "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities or preferred stock.

         21. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the Stockholm Stock Exchange, the Luxembourg Stock Exchange, the New York Stock Exchange, the American Stock Exchange or the over-the-counter markets in the United States shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended; (iii) any moratorium on commercial banking activities shall have been declared by Swedish, Luxembourg or United States federal, regional and local authorities; (iv) an outbreak or escalation of hostilities or a declaration by the United States, Sweden or Luxembourg of a national emergency or war; or (v) (I) a material adverse change in general economic, political or financial conditions the effect of which is, or (II) the effect of international conditions on the financial markets in the United States, Sweden or Luxembourg is, in the case of this clause (v), in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

         22. The Initial Purchasers shall have received evidence reasonably satisfactory to them that the appointment of CT Corporation System as agent for service of process of the Company pursuant to Section XVIII hereof and under the Indenture has been accepted by such agent.

         On or before the Closing Date, the Initial Purchasers and their counsel shall have received such further documents, opinions, certificates, letters, schedules, evidence or instruments relating to the business, corporate, legal or financial affairs of the Company as they shall have heretofore reasonably requested in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents.

         All documents, opinions, certificates, letters, schedules, evidence or instruments mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

VI. TERMINATION. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section V (19), (20), (21) or (22) shall have occurred and be continuing.

VII. DEFAULTING INITIAL PURCHASERS. If, on the Closing Date, either Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchaser may make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections IX and XII and except that the provisions of Sections IX and X shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section VII, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase. Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

VIII. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section VI, (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchasers for such out-of-pocket expenses (excluding fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities.

IX.      INDEMNIFICATION.

         1. The Company shall indemnify and hold harmless each Initial Purchasers, its respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section IX(1) and Section X as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which any Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other supra-national, federal, regional, local and foreign statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company pursuant to Section IV (5) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other costs, charges and expenses reasonably incurred by any Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and PROVIDED, FURTHER, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section IX(1) shall not inure to the benefit of an Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and
                  (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with
                  Section IV(2).

         2. The Initial Purchasers shall, severally and not jointly, indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the

                  Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section IV(2) and Section X as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Company for any legal or other costs, charges and expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

         3.       Promptly after receipt by an indemnified party under this
                  Section IX of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section IX(1) or IX(2), notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section IX except to the extent that it has been materially prejudiced (including, without limitation, through the forfeiture of substantive rights or defenses) by such failure; and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section IX. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
                  Section IX for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections IX(1) and IX(2), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

         The obligations of the Company and the Initial Purchasers in this
         Section IX and in Section X are in addition to any other liability that the Company or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

X. CONTRIBUTION. If the indemnification provided for in Section IX is unavailable or insufficient to hold harmless an indemnified party under
         Section IX(1) or IX(2), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement
         (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering
         Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omissions. The Company and the Initial
         Purchasers agree that it would not be just and equitable if contributions pursuant to this Section X were to be determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section X shall be deemed to include, for purposes of this Section X, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section X, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which the Initial Purchasers have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

XI. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections IX and X with respect to affiliates of the Company and the Initial Purchasers, and officers, directors, employees, representatives, agents and controlling persons of such affiliates, the Company and the Initial Purchasers and in Section IV(5) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section XI, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

XII. EXPENSES. The Company agrees with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection;
         (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents;
         (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including amounts payable pursuant to Section IV(21) hereof; (e) the fees and expenses of the Company's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section IV(6) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchaser); (g) the costs and expenses incident to any "road show" undertaken in connection with the marketing of the offering of the Securities; (h) any fees charged by rating agencies in connection with rating the Securities; (i) the fees and expenses of the Trustee or any paying or transfer agents (including related fees and expenses of any counsel to such parties); (j) all expenses and application and listing fees incurred in connection with the application for the listing of the Securities on the Luxembourg Stock Exchange and the approval of the Securities for book-entry transfer by Euroclear and/or Clearstream Banking; (k) all other out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Initial Purchasers or any of their affiliates in connection with, or arising out of, the offering and sale of the Securities; PROVIDED, HOWEVER, that the reasonable fees and expenses of counsel for the Initial Purchaser shall be paid or reimbursed by the Company in an amount not to exceed US$350,000 and only if the Closing occurs; and (l) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this Section
         XII.

XIII. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

XIV. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

         1. if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to: (i) Deutsche Bank AG London, Winchester House, 1 Great Winchester Street, London, EC2N 2DB, England, Attention: Gareth Noonan (telecopier number:
                  +44-20-7547-2704); and (ii) UBS AG, acting through its business group UBS Warburg, 1 Finsbury Avenue, London EC2M 2PP, Attention: Christianne Smart (telecopier number:
                  +44-20-7568-4537); or

         2. if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: President and Chief Executive Officer (telecopier number: +46-8-663-4923), with a copy to Akin, Gump, Strauss, Hauer & Feld, One Angel Court, London EC2R 7HJ, Attention: Stephen Hatfield (telecopier:
                  +44-20-7726-9610);

         PROVIDED that any notice to the Initial Purchasers pursuant to Section IX(3) shall also be delivered or sent by mail to the Initial Purchasers at their respective addresses set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

XV. DEFINITION OF TERMS. For purposes of this Agreement, (a) the term "business day" means any day on which the Nasdaq National Market System is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

XVI. INITIAL PURCHASERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: the statements concerning the Initial Purchasers contained in the first, second and seventh paragraphs under the heading "Plan of Distribution."

XVII. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

XVIII. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement or any of the transactions contemplated hereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation (the "AUTHORIZED AGENT"), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Company arising out of or based on this Agreement or the transactions contemplated hereby may also be instituted by any Initial Purchaser, its respective officers and employees or any person who controls such

         Initial Purchaser within the meaning of the Securities Act in any competent court in the Kingdom of Sweden and the Company expressly accepts the jurisdiction of any such court in any such action.

XIX. JUDGMENT CURRENCY. The Company agrees to indemnify the Initial Purchasers against any loss incurred as a result of any judgment or order being given or made for any amount due under this Agreement and such judgment or order being expressed or paid in a currency (the "JUDGMENT CURRENCY") other than Euros and as a result of any variation as between (i) the rate of exchange at which the Euro amount is converted into such Judgment Currency for the purposes of such judgment or order and (ii) the spot rate of exchange in the City of New York at which any such person on the date of payment of such judgment or order is able to purchase Euros with the amount of the Judgment Currency actually received by such person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums or costs of exchange payable in connection with the purchase of, or conversion into, Euros.

XX. COUNTERPARTS. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed agreement, counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

XXI. AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

XXII. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Initial Purchasers in accordance with its terms.

                                            Very truly yours,

PREEM HOLDINGS AB (PUBL)                    PREEM HOLDINGS AB (PUBL)

By    /s/ Richard Ohman                     By  /s/ John P. Oswald
    --------------------------------           -------------------------------
    Name:                                      Name:
    Title:                                     Title:

Accepted:

DEUTSCHE BANK AG LONDON

By     /s/ Gareth Noonan
   ---------------------------------
     Authorized Signatory

By     /s/ Brian Bassett
   ---------------------------------
     Authorized Signatory

Address for notices pursuant to Section IX(3):
Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2DB
Attention:  Legal Department
Telecopier No.: +44-20-7547-2704

UBS AG, acting through its business group
UBS WARBURG

By    /s/ Marcus Stub
   -----------------------------------------
     Authorized Signatory

By    /s/ Jeffrey Lubin
   -----------------------------------------
     Authorized Signatory

Address for notices pursuant to Section IX(3):
UBS AG, acting through its business group
UBS Warburg
1 Finsbury Avenue,
London EC2M 2PP
Attention:  Legal Department
Telecopier No.: +44-20-7568-4537

         SCHEDULE 1


                                                      Principal
Initial Purchaser                                      Amount
-----------------                                   of Securities
                                                    -------------

Deutsche Bank AG London                                EURO

UBS AG, acting through its business                    EURO
group UBS Warburg

     Total                                             EURO


                                                                         ANNEX A

--------------------------------------------------------------------------


                    EURO ___ [ ]% Senior Secured Notes due 2011








                          REGISTRATION RIGHTS AGREEMENT



                            Dated as of April o, 2001

                                      Among

                            Preem Holdings AB (publ),
                            Deutsche Bank AG London,
                                       and
                                UBS Warburg Ltd.

--------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               PAGE
1.       Definitions..............................................................................................3

2.       Exchange Offer...........................................................................................6

3.       Shelf Registration Statement.............................................................................9

4.       Liquidated Damages......................................................................................10

5.       Registration Procedures.................................................................................12

6.       Registration Expenses...................................................................................19

7.       Indemnification and Contribution........................................................................20

8.       Rule 144A...............................................................................................23

9.       Underwritten Registrations..............................................................................23

10.      Miscellaneous...........................................................................................24

         (a)      No Inconsistent Agreements.....................................................................24

         (b)      Adjustments Affecting Transfer Restricted Securities...........................................24

         (c)      Amendments and Waivers.........................................................................24

         (d)      Notices........................................................................................24

         (e)      Successors and Assigns.........................................................................26

         (f)      Counterparts...................................................................................26

         (g)      Headings.......................................................................................26

         (h)      Governing Law..................................................................................26

         (i)      Remedies.......................................................................................26

         (j)      Submission to Jurisdiction; Appointment of Agent for Service; Waiver...........................26

         (k)      Currency Indemnity.............................................................................27

         (l)      Severability...................................................................................28

         (m)      Securities Held by the Company or Its Affiliates...............................................28


                                       i



         (n)      Third Party Beneficiaries......................................................................28

         (o)      Entire Agreement...............................................................................28


                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "AGREEMENT") is dated as of April ?, 2001, among Preem Holdings AB (publ), a company organized under the laws of the Kingdom of Sweden (the "COMPANY") and Deutsche Bank AG London and UBS Warburg Ltd. (together, the "INITIAL PURCHASERS").

                  This Agreement is entered into in connection with the Purchase Agreement, dated as of March ?, 2001, among the Company and the Initial Purchasers (the "PURCHASE AGREEMENT"), which provides for the sale by the Company to the Initial Purchasers of its EURO225,000,000% [ ] Senior Secured Notes due 2011 (the "Securities"). The Securities are to be issued under an indenture dated as of April ?, 2001 (the "INDENTURE"), between the Company and Bankers Trust Company, as Trustee. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns.

                  The parties hereby agree as follows:

1.                DEFINITIONS

                  Unless otherwise defined herein, terms defined in the Indenture shall be used herein as defined therein. As used in this Agreement, the following terms shall have the following meanings:

                  "ADVICE":  As defined in Section 5 hereof.

                  "AGREEMENT": As defined in the first introductory paragraph hereof.

                  "APPLICABLE PERIOD":  As defined in Section 2(b) hereof.

                   "BUSINESS DAY": A day other than a Saturday, Sunday, or other day in which commercial banking institutions are authorized or required by law to close in New York City, Stockholm, Sweden, London or Luxembourg.

                  "CLEARSTREAM":  Clearstream Banking, SOCIETE ANONYME.

                  "COMMON DEPOSITARY":  As defined in Section 5(i) hereof.

                  "COMPANY": As defined in the first introductory paragraph hereto.

                  "EFFECTIVENESS PERIOD":  As defined in Section 3(a) hereof.

                  "EFFECTIVENESS TARGET DATE":  The 180th day after the Issue
         Date.

                  "EUROCLEAR": Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

                  "EVENT DATE":  As defined in Section 4(b) hereof.


                       MANNHEIMER SWARTLING ADVOKATBYRA

                  "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "EXCHANGE OFFER":  As defined in Section 2(a) hereof.

                  "EXCHANGE OFFER REGISTRATION STATEMENT":  As defined in
         Section 2(a) hereof.

                  "EXCHANGE SECURITIES":  As defined in Section 2(a) hereof.

                  "FILING DATE":  The 75th day after the Issue Date.

                  "HOLDER":  Any holder of Transfer Restricted Securities.

                  "INDENTURE": As defined in the second introductory paragraph hereto.

                  "INITIAL PURCHASERS": As defined in the first introductory paragraph hereto.

                  "INSPECTORS":  As defined in Section 5(o) hereof.

                  "ISSUE DATE": The date of the issuance of the Securities under the Indenture.

                  "LIQUIDATED DAMAGES":  As defined in Section 4(a) hereof.

                  "NASD":  As defined in Section 5(s) hereof.

                  "PARTICIPANT":  As defined in Section 7(a) hereof.

                  "PARTICIPATING BROKER-DEALER": As defined in Section 2(b) hereof.

                  "PERSON": An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

                  "PRIVATE EXCHANGE":  As defined in Section 2(b) hereof.

                  "PRIVATE EXCHANGE SECURITIES": As defined in Section 2(b) hereof.

                  "PROSPECTUS": The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities
         Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "PURCHASE AGREEMENT": As defined in the second introductory paragraph hereto.

                  "RECORDS":  As defined in Section 5(o) hereof.

                  "REGISTRATION STATEMENT": Any registration statement of the Company, including, but not limited to, the Exchange Offer Registration Statement or the Shelf Registration Statement, filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "RULE 144": Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "RULE 144A": Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

                  "RULE 415": Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  "SEC":  The U.S. Securities and Exchange Commission.

                  "SECURITIES": As defined in the second introductory paragraph hereto.

                  "SECURITIES ACT": The United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "SHELF NOTICE":  As defined in Section 2(c) hereof.

                  "SHELF REGISTRATION STATEMENT": As defined in Section 3(a) hereof.

                  "TRANSFER RESTRICTED SECURITIES": Each Security until the earliest to occur of (i) the date on which such Security has been exchanged by a Person (other than a Participating Broker-Dealer) for Exchange Securities in the Exchange Offer, (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of such Security for one or more Exchange Securities, the date on which such Exchange Securities are sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus, (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Security is eligible for distribution to the public pursuant to Rule 144 under the Securities Act.

                  "TRUST INDENTURE ACT": The Trust Indenture Act of 1939, as amended.

                  "TRUSTEE": The trustee, in its capacity as such, under the Indenture and, if existent, the trustees under any indenture governing the Exchange Securities and Private Exchange

         Securities (if any); the trustee under the Indenture for the Securities shall initially be Bankers Trust Company.

                  "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING": A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.                EXCHANGE OFFER

                  (a) The Company agrees to file at its sole cost and expense with the SEC no later than the Filing Date, unless prohibited by applicable law or SEC policy, an offer to exchange (the "EXCHANGE OFFER") any and all of the Transfer Restricted Securities (other than Private Exchange Securities, if any) for a like aggregate principal amount of Securities of the Company, which are substantially identical in all material respects to the Securities (the "EXCHANGE SECURITIES") and which are entitled to the benefits of the Indenture or a trust indenture which is substantially identical in all material respects to the Indenture (other than such changes to such Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the Trust Indenture Act) and which, in either case, has been qualified under the Trust Indenture Act, except that the Exchange Securities (other than Private Exchange Securities, if any) shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer shall be registered under the Securities Act on the appropriate form (the "EXCHANGE OFFER REGISTRATION STATEMENT") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Company agrees to (i) file (or submit on a confidential basis) the Exchange Offer Registration Statement with the SEC on or prior to 75 days after the Issue Date; (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Target Date; (iii) (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualifications of the Exchange Securities to be made under the blue sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer; and (iv) use its reasonable best efforts to consummate the Exchange Offer on or prior to 30 days after the date on which the Exchange Offer Registration Statement is declared effective by the SEC. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Securities in exchange for surrender of the Securities. If after such Exchange Offer Registration Statement is declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent that (i) any Exchange Securities received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities, (iii) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) it is not acting on behalf of any Person who could not truthfully make the foregoing representations. If such Holder is not a broker-dealer, such Holder will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities. If such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. Upon consummation of the Exchange Offer in accordance with this Section 2, the Company shall have no further obligation to register Transfer Restricted Securities (other than Private Exchange Securities and other than in respect of any Exchange Securities as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

                  (b) The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "PARTICIPATING BROKER-DEALER"), whether such positions or policies have been publicly disseminated by the Staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the Staff of the SEC. Such "Plan of Distribution" section shall also expressly permit the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers (unless such Participating Broker-Dealer will be reselling an unsold allotment from the original sale of the Securities), and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

                  After the consummation of the Exchange Offer, the Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by any Participating Broker-Dealer subject to the prospectus delivery requirements of the Securities Act and other Persons, if any, with similar prospectus delivery requirements for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; PROVIDED, HOWEVER, that such period shall not exceed 180 days after the consummation of the Exchange Offer (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "APPLICABLE PERIOD").

                  If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Company, upon the written request of the Initial Purchasers simultaneously with the delivery of the Exchange Securities in the Exchange Offer, shall issue and deliver to the Initial Purchasers in exchange (the "PRIVATE EXCHANGE") for such Securities held by the Initial Purchasers a like principal amount of Securities of the Company, that are substantially identical in all material respects to the Exchange Securities (the "PRIVATE EXCHANGE SECURITIES") (and which are issued pursuant to the same indenture as the Exchange Securities) except for the placement of a restrictive legend on such Private Exchange Securities. The Private Exchange Securities shall bear the same CUSIP number, if any, ISIN number and Common Code as the Exchange Securities to the extent permitted by the CUSIP Service Bureau of Standard & Poor's and other applicable organizations.

                  Interest on the Exchange Securities and the Private Exchange Securities will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or if no interest has been paid on the Securities from the Issue Date.

                  In connection with the Exchange Offer, the Company shall:

                  (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) utilize the services of a depositary for the Exchange Offer with an address in London, England, which may be either the Trustee or an affiliate of the Trustee;

                  (3) permit Holders to withdraw tendered Securities at any time prior to the close of business, London time, on the last business day on which the Exchange Offer shall remain open; and

                  (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

                  As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

                  (1) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

                  (2) deliver to the Trustees or Authenticating Agent for cancellation of all Securities so accepted for exchange; and

                  (3) cause each Trustee promptly to authenticate and deliver to each Holder of the Securities, Exchange Securities or Private Exchange Securities, as the case may be, in global form in aggregate principal amount equal to the respective Securities so accepted for exchange, as further set forth in the Indenture.

                  The Exchange Securities and the Private Exchange Securities may be issued under (i) the Indenture or (ii) indenture substantially identical in all material respects to the Indenture which in either event shall provide that (1) the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture and (2) the Private Exchange Securities shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture substantially identical in all material respects to the Indenture shall provide that the Exchange Securities, Private Exchange Securities and Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, Private Exchange Securities or Securities will have the right to vote or consent as a separate class on any matter.

                  (c) If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy, (ii) any Holder of Transfer Restricted Securities that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) notifies the Company at least 20 Business Days prior to the consummation of the Exchange Offer that (a) applicable law or SEC policy prohibits such Holder from participating in the Exchange Offer, (b) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (c) such Holder is a broker-dealer and holds Securities acquired directly from the Company or an affiliate of the Company, (iii) the Exchange Offer is not for any other reason consummated within 210 days after the Issue Date, or (iv) the Exchange Offer has been completed and in the opinion of counsel for the Initial Purchasers a Registration Statement must be filed and a prospectus must be delivered by the Initial Purchasers in connection with any offering or sale of Transfer Restricted Securities, then the Company shall promptly deliver written notice thereof (the "SHELF NOTICE") to the Trustees and in the case of clauses (i) and
(iii), all Holders and, in the case of clauses (ii) and (v) the affected Holders, and shall at its own cost file a Shelf Registration Statement pursuant to Section 3 hereof.

3.                SHELF REGISTRATION STATEMENT

                  If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

                  (a) The Company will use its reasonable best efforts to: (A) file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "SHELF REGISTRATION STATEMENT"), within 90 days of the earliest to occur of clauses (i) through (iv) in Section 2(c) above and (B) cause the Shelf Registration Statement to be declared effective by the SEC on or prior to the 150th day after such obligation arises; PROVIDED, HOWEVER, that if the Company files a Shelf Registration Statement pursuant to this Section 3(a), it need not abandon the attempt to cause the SEC to declare the Exchange Offer Registration Statement effective, and it may satisfy its obligations to register the Securities pursuant to this Agreement either by complying with Section 2 and/or Section 3. If the Company shall not have yet filed an Exchange Offer Registration Statement, the Company shall use its best efforts to file with the SEC the Shelf Registration Statement on or prior to the Filing Date. The Shelf Registration Statement shall be on Form F-1 or another appropriate form permitting registration of such Transfer Restricted Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings), or may be an amendment to the Exchange Offer Registration Statement. The Company shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration Statement.

                  The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended to ensure that it is available for resales of Securities by the holders of Transfer Restricted Securities entitled to this benefit and to ensure that such Shelf Registration Statement conforms and continues to conform with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC, as announced from time to time, until the second anniversary of the Issue Date, subject to extension pursuant to the last paragraph of Section 5 hereof (the "EFFECTIVENESS PERIOD"), or such shorter period ending when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or when the Transfer
Restricted Securities become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions, if any.

                  (b) If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

                  (c) The Company shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or by any underwriter of such Transfer Restricted Securities based on a reasonable belief that such supplement or amendment is required by law.

4.                LIQUIDATED DAMAGES

                                    (a)     The Company and the Initial
         Purchasers agree that the Holders of Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay, as liquidated damages, additional interest on the Securities ("LIQUIDATED DAMAGES") under the circumstances and to the extent set forth below (each of which shall be given independent effect and shall not be duplicative):

                           (i) if neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed on or prior to the Filing Date, then, commencing on the 76th day after the Issue Date, Liquidated Damages shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the Filing Date, such Liquidated Damages rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period, or part thereof;

                           (ii) if neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective by the SEC on or prior to the Effectiveness Target Date, then, commencing on the 181st day after the Issue Date, Liquidated Damages shall accrue on the Securities included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the Effectiveness Target Date, such Liquidated Damages rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period, or part thereof; or

                           (iii) if the Exchange Offer has not been consummated within 30 days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement,

         Liquidated Damages shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 31st day after the Effectiveness Target Date, such Liquidated Damages rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period, or part thereof; or

                           (iv) (A) the Exchange Offer Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose at any time prior to the time that the Exchange Offer is consummated and is not succeeded within 5 Business Days by an additional Registration Statement filed and declared effective or (B) the Shelf Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose at any time during the Effectiveness Period and is not succeeded within 5 Business Days by an additional Registration Statement filed and declared effective, Liquidated Damages shall accrue on the Securities over and above the stated interest rate at a rate of 0.50% per annum for the first 90 days commencing on the day the applicable Registration Statement ceases to be effective or usable for its intended purpose without being declared effective again within 5 Business Days, such Liquidated Damages rate increasing by an additional 0.50% per annum at the beginning of each such subsequent 90-day period, or part thereof (it being understood and agreed that, notwithstanding any provision to the contrary, so long as any Note that is the subject of a Shelf Notice is then covered by an effective Shelf Registration Statement, no Liquidated Damages shall accrue on such
         Note); PROVIDED, HOWEVER, that Liquidated Damages may accrue at a maximum rate of 2% per annum of the principal amount of Securities; and PROVIDED, FURTHER, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement as required hereunder (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4(a)), (3) upon the consummation of the Exchange Offer (in the case of clause (iii) of this Section 4(a)), and
         (4) upon the effectiveness or usability of the Exchange Offer Registration Statement which had ceased to remain effective or be usable (in the case of clause (iv)(A) of this Section 4(a)), or upon the effectiveness or usability of the Shelf Registration Statement which had ceased to remain effective or be usable (in the case of clause (iv)(B) of this Section 4(a)), Liquidated Damages on the affected Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                           (b)      The Company shall notify the Trustee and
each Paying Agent within 5 Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid (an "EVENT DATE"). Any amounts of Liquidated Damages due pursuant to (a)(i),
(a)(ii), (a)(iii) or (a)(iv) of this Section 4 will be payable as set forth in the Indenture and the Notes semi-annually on each April 15 and October 15 (to the holders of record on the April 1 and October 1 immediately preceding such dates), commencing with the first such date occurring after any such Liquidated Damages commences to accrue. The amount of Liquidated Damages will be determined by multiplying the applicable Liquidated Damages rate by the principal amount of the affected Securities of such Holders, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. The

Company shall notify the Trustee within 5 Business Days of the cessation of any requirement to pay Liquidated Damages hereunder.

                           (c)      Upon both commencement and completion of the
Exchange Offer, the Company will provide notice thereof (if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) by publication in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT).

5.                REGISTRATION PROCEDURES

                  In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall effect such registration(s) to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

                      (a) Prepare and file with the SEC prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Transfer Restricted Securities covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least 5 Business Days prior to such filing).

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material event or transaction involving the Company or its subsidiaries, the Company may
(i) in the event a Shelf Registration Statement has been filed, allow the Shelf Registration Statement to fail to be effective or usable as a result of such nondisclosure for up to 60 days during the Effectiveness

Period, but in no event for any period in excess of 30 consecutive days, and
(ii) in the event the Exchange Offer is consummated, allow the Exchange Offer Registration Statement to fail to be effective or usable as a result of such non-disclosure for up to 15 days during the Applicable Period. The Company shall be deemed not to have used its best efforts to keep a Registration Statement effective during the Applicable Period if it voluntarily takes any action that would result in selling Holders of the Transfer Restricted Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Transfer Restricted Securities or such Exchange Securities during that period unless such action is required by applicable law or unless the Company complies with this Agreement, including without limitation, the provisions of paragraph 5(k) hereof and the last paragraph of this Section 5.

                  (c) If (1) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the Holders of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within 5 Business Days), and, if requested by such Persons, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities or resales of Exchange Securities by Participating Broker-Dealers, the representations and warranties of the Company contained in any agreement (including any underwriting agreement), contemplated by Section 5(n) hereof cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(vi) of the determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Securities for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) If a Shelf Registration Statement is filed pursuant to
Section 3 and if requested by the managing underwriter or underwriters (if any), or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them determines is necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

                  (f) If (l) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) If (l) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each Holder of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Transfer Restricted Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Transfer Restricted Securities or Exchange Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its reasonable best efforts to register or qualify (and to cooperate with selling Holders of

Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities) for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; PROVIDED, HOWEVER, that where Exchange Securities held by Participating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

                  (i) If a Shelf Registration Statement is filed pursuant to
Section 3 hereof, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with the Common Depositary; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

                  (j) Use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement and the Exchange Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holders thereof or the underwriter or underwriters, if any, to dispose of such Transfer Restricted Securities or Exchange Securities, except as may be required solely as a consequence of the nature of a selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) If (l) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(b) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) Unless the rating in effect for the Securities is equally applicable and in effect for the Exchange Securities and the Transfer Restricted Securities, use its best efforts to cause the Transfer Restricted Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to be rated with the appropriate rating agencies.

                  (m) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, provide a CUSIP number, ISIN Code and Common Code for the Transfer Restricted Securities or Exchange Securities, as the case may be.

                  (n) In connection with any underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to facilitate the registration or the disposition of such Transfer Restricted Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt similar to the Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters;
(iii) obtain "comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings of debt similar to the Securities and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section, including, without limitation, the Holders of Transfer Restricted Securities and the underwriters. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (o) If (1) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer or underwriter, as the case may be, will be required further to agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its sole expense to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (p) Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Securities, as the case may be, and cause the applicable Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Transfer Restricted Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the Trust Indenture Act; furnish the trustee with an officer's certificate certifying that such indenture has been so qualified under the Trust Indenture Act and that the Transfer Restricted Securities are the subject of a Registration Statement; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (q) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the

Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (r) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Transfer Restricted Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

                  (s) Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (t) Use its best efforts to take all other steps necessary or advisable to effect the registration of the Exchange Securities and/or Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

                  (u) Make an application to list the Exchange Securities on the Luxembourg Stock Exchange and to use its best efforts to have the Exchange Securities admitted to trading on the Luxembourg Stock Exchange as promptly as practicable and thereafter maintained such listing.

                  The Company may require each seller of Transfer Restricted Securities as to which any Shelf Registration Statement is being effected to (i) furnish to the Company such information regarding such seller and the distribution of such Transfer Restricted Securities and (ii) make such representations, in each case as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Transfer Restricted Securities of any seller who unreasonably fails to furnish such information or make such representations within a reasonable time after receiving such request. Each seller as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

                  Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or

Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.                REGISTRATION EXPENSES

                         (a) All fees and expenses incident to the performance
of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Exchange Offer Registration Statement or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering, (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Securities and determination of the eligibility of the Transfer Restricted Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the holders of Transfer Restricted Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Transfer Restricted Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), and (C) all expenses and fees in connection with the obtaining of any approval from any relevant authority in Sweden; (ii) printing expenses, including, without limitation, the printing of prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement or by any Participating Broker-Dealer, as the case may be, (iii) fees and disbursements of counsel for the Company and fees and disbursements of special counsel for the sellers of Transfer Restricted Securities (subject to the provisions of Section 6(b) hereof), (iv) fees and disbursements of all independent certified public accountants referred to in
Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) rating agency fees, if any, and any fees associated with making the Exchange Securities eligible for trading through Euroclear and Clearstream Banking, (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) reasonable fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, including, without limitation, the Luxembourg Stock Exchange, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

                  (b) The Company shall reimburse the Holders of the Transfer Restricted Securities being registered in a Shelf Registration Statement for the fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement (which counsel shall be Simpson Thacher & Bartlett unless otherwise affirmatively stated by the Holders) and other out-of-pocket expenses of such Holders of Transfer Restricted Securities incurred in connection with the registration and sale of the Transfer Restricted Securities pursuant to a Shelf Registration Statement or the exchange of Transfer Restricted Securities pursuant to the Exchange Offer.

7.                INDEMNIFICATION AND CONTRIBUTION

                         (a) The Company shall indemnify and hold harmless each
Holder of Transfer Restricted Securities offered pursuant to a Shelf Registration Statement, each Participating Broker-Dealer selling Exchange Securities during the Applicable Period and the Initial Purchasers, and their respective affiliates, their respective officers, directors, employees, representatives and agents, and each Person, if any, who controls any such Person within the meaning of the Securities Act or the Exchange Act (each a "PARTICIPANT"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Transfer Restricted Securities and Exchange Securities as the case may be) to which any such Holder, Broker-Dealer or Initial Purchaser may become subject, whether commenced or threatened under the Securities Act, the Exchange Act, any other supra-national, federal, regional, local and foreign statutory law or regulation at common law or otherwise, insofar a such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and shall reimburse each Participant promptly upon demand for any legal or other costs, charges and expenses reasonably incurred by that Participant in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from the Registration Statement or Prospectus, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Participant specifically for inclusion therein; and PROVIDED, FURTHER, that with respect to any such untrue statement in or omission from any preliminary prospectus the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any such Participant to the extent that the sale to the Person asserting any such loss, claim, damage, liability or action was an initial resale by such Participant and any such loss, claim, damage, liability or action of or with respect to such

Participant results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such Person at or prior to the written confirmation of the sale of such securities to such Person and (B) the untrue statement in or omission from such preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 5(g) of this Agreement.

                  (b) Each Holder of Transfer Restricted Securities offered pursuant to a Shelf-Registration Statement, each Participating Broker-Dealer selling Exchange Securities during the Applicable Period and the Initial Purchasers (each a "PARTICIPANT INDEMNIFYING PARTY") severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7(b) and Section 7(d) as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling Person may become subject, whether commenced or threatened under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any preliminary prospectus or the Registration Statement or Prospectus, or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state therein, a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by that Participant Indemnifying Party specifically for inclusion therein, and shall reimburse the Company for any legal or other costs, charges and expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after the receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party,
(2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in sections 7(a) and 7(b) shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

                  (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Participants on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Participants on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by or on behalf of the Company bear on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under the Purchase Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under the Purchase Agreement.
The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or the Participants on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Participants agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by PRO RATA allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section
7(d), no Participant shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participant's obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

                  The obligations of the Company and any Participant Indemnifying Party in this Section 7 are in addition to any other liability that the Company or any Participant Indemnifying Party, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

8.                RULE 144A

                  The Company covenants to furnish to the holders of the Securities and to prospective investors, upon the request of such holder, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

9.                UNDERWRITTEN REGISTRATIONS

                  If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and shall be reasonably acceptable to the Company.

                  No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.               MISCELLANEOUS

                           (a)  NO INCONSISTENT AGREEMENTS.  The Company
represents, warrants and agrees that it has not, as of the date hereof, nor will it, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to the Exchange Offer Registration Statement or the Shelf Registration Statement.

                           (b) ADJUSTMENTS AFFECTING TRANSFER RESTRICTED
                  SECURITIES. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

                           (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities with respect to the Transfer Restricted Securities and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Securities held by all Participating Broker-Dealers with respect to Exchange Securities; PROVIDED, HOWEVER, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Transfer Restricted Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of the Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; PROVIDED, HOWEVER, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                           (d) NOTICES. All notices and other communications (including, without limitation, any notices or other communications to either Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                  (1) if to a Holder of the Transfer Restricted Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the applicable Indenture, with a copy in like manner to the Initial Purchasers as follows:

                                    Deutsche Bank AG London
                                    Winchester House
                                    1 Great Winchester Street
                                    London, England  EC2N 2DB
                                    United Kingdom
                                    Facsimile No:  [          ]
                                    Attention:  [          ]

                                    UBS Warburg Ltd.
                                    1 Finsbury Avenue
                                    London
                                    EC2M 2PP
                                    Facsimile No:  [          ]
                                    Attention:  [          ]

         with a copy to:

                                    Simpson Thacher & Bartlett
                                    One Ropemaker Street
                                    21st Floor
                                    London  EC2Y 9HU
                                    Facsimile No: 44-207-275-6502
                                    Attention: Gregory W. Conway, Esq.


         (2)      if to the Initial Purchasers, at the addresses specified in
Section 10(d)(1);

         (3)      if to the Company, as follows:
                                    Preem Holdings AB (publ)
                                    Sandhamnsgatan 51
                                    S-11560 Stockholm
                                    Sweden
                                    Facsimile No:  [          ]
                                    Attention:  [          ]

         with a copy to:

                                    Akin, Gump, Strauss, Hauer & Feld
                                    One Angel Court
                                    London EC2R 7HJ
                                    Facsimile No.:  44 020 7726 9610
                                    Attention: Stephen Hatfield, Esq.

                  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to each Trustee at the address and in the manner specified in each Indenture.

         (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Transfer Restricted Securities.

         (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (i) REMEDIES. In the event of a breach by the Company or by any Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations under Sections 2 or 3 hereof for which liquidated damages have been paid pursuant to Section 4 hereof), will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         (j) SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE; WAIVER. To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation (the "Authorized Agent"), for the later of a period of ten years or until such time as no Notes are outstanding as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Company arising out of or based on this Agreement or the transactions contemplated hereby may also be instituted by any of the Initial Purchasers, their respective officers and employees or any person who controls any of the Initial Purchasers within the meaning of the Securities Act in any competent court in the Kingdom of Sweden, and the Company expressly accepts the jurisdiction of any such court in any such action.

                  The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby.

                  The provisions of this Section 10(i) are intended to be effective upon the execution of this Agreement without any further action by the Company or the Initial Purchasers and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

         (k) CURRENCY INDEMNITY. The Company shall indemnify each Participant against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than Euros and as a result of any variation as between
         (i) the rate of exchange at which the Euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which such Participant on the date of payment of such judgment or order is able to purchase Euros with the amount of the Judgment Currency actually received by such Participant. If the Euros so purchased are greater than the amount originally due to such Participant hereunder, such Participant agrees to pay to the Company an amount equal to the excess of the Euros so purchased over the amount originally due to such Participant hereunder. The foregoing shall constitute a separate and independent obligation of the Company and the Participant, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Euros.

         (l) SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (m) SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (n) THIRD PARTY BENEFICIARIES. Holders of Transfer Restricted Securities and Participating Broker-Dealers are intended third party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

         (o) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and each Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   PREEM HOLDINGS AB (PUBL)


                                   By:
                                      -----------------------------------------
                                        Name:
                                        Title:

                                   By:
                                      -----------------------------------------
                                        Name:
                                        Title:

                                   DEUTSCHE BANK AG LONDON


                                            By:
                                               --------------------------------
                                                AUTHORIZED REPRESENTATIVE

                                   UBS WARBURG LTD.

                                            By:
                                               --------------------------------
                                                AUTHORIZED REPRESENTATIVE

                                                                         ANNEX B

                          DEBT RESTRUCTURING AGREEMENT

                                  10 APRIL 2001

                                      AMONG

                       CORRAL PETROLEUM HOLDINGS AB (PUBL)

                                       AND

                            PREEM HOLDINGS AB (PUBL)

                                       AND

                               PREEM PETROLEUM AB

         This DEBT RESTRUCTURING AGREEMENT is dated as of 10 April 2001 among:

         CORRAL PETROLEUM HOLDINGS AB (PUBL), reg. no. 556477-1284, ("CORRAL");

         PREEM HOLDINGS AB (PUBL), reg. no. 556206-9673, ("HOLDINGS"); and

         PREEM PETROLEUM AB, reg. no. 556072-6977, ("PREEM PETROLEUM").


XXIII.   Definitions and interpretation

         1.   DEFINITIONS

                                "AGREEMENT" means this Debt Restructuring
              Agreement.

                                "ASSIGNED SHAREHOLDER LOAN AMOUNT" means the
              outstanding amount under the Existing Shareholder Loan less the Repaid Shareholder Loan Amount.

                                "BUSINESS DAY" means a day (other than a
              Saturday or Sunday) which is not a public holiday and on which banks are open for general business in Stockholm.

                                "EFFECTIVE DATE" means the day on which the
              Gross Note Proceeds, after deduction of fees payable and expenses reimbursable pursuant to the terms of the Purchase Agreement, are payable to Holdings pursuant to the terms of the Purchase Agreement.

                                "EURO" or "EUR" means the single currency of the
              member states of the European Union that adopt the euro as its currency in accordance with legislation of the European Union relating to European Economic and Monetary Union.

                                "EXISTING SHAREHOLDER LOAN" means the
              shareholder loan from Corral to Preem Petroleum in the total principal amount of SEK 2,259 million, as evidenced by a loan agreement dated 31 December 2000.

                                "GROSS NOTE PROCEEDS" means the total gross
              amount payable to the Initial Purchasers (as defined in the Purchase Agreement) upon the issuance of the Notes.

                                "NET NOTE PROCEEDS" means the Gross Note
              Proceeds after deduction of (i) all fees, discounts, costs and expenses incurred in connection with the issuance of the Notes, and (ii) an amount equal to one interest payment on the Notes.

                                "NEW SHAREHOLDER LOAN NO. 1A" means the loan
              under the Shareholder Loan Agreement No. 1A entered into on or about the date hereof between Holdings as lender and Preem Petroleum as borrower.

                                "NEW SHAREHOLDER LOAN NO. 1B" means any present
              and future loan under the Shareholder Loan Agreement No. 1B entered into on or about the date hereof between Holdings as lender and Preem Petroleum as borrower.

                                "NEW SHAREHOLDER LOAN NO. 2" means the loan
              under the Shareholder Loan Agreement No. 2 entered into on or about the date hereof between Corral as lender and Holdings as borrower.

                                "NOTES" means the notes issued under the
              Indenture dated on or about the date hereof between Holdings and the Trustee.

                                "PAYMENT AMOUNT" means SEK 2,259 million less
              the SEK Equivalent of the difference between the Gross Note Proceeds and the Net Note Proceeds.

                                "PURCHASE AGREEMENT" means the purchase
              agreement dated 10 April 2001 among Holdings, Deutsche Bank AG, London and UBS AG, acting through its business group UBS Warburg.

                                "REPAID SHAREHOLDER LOAN AMOUNT" means so much
              of the outstanding amount under the Existing Shareholder Loan as is equal to the Payment Amount.

                                "SEK EQUIVALENT" means an amount in euro
              converted into Swedish Kronor at the spot rate of exchange for purchasing Swedish Kronor with payment in euro and with delivery on the Effective Date.

                                "SWEDISH KRONOR" or "SEK" means the lawful
              currency of Sweden.

                                "TRUSTEE" means Bankers Trust Company.

         2.   INTERPRETATION

              A. A reference in this Agreement or in any other document referred to herein or delivered in connection herewith to a statute or any provision thereof shall refer also to that statute or provision as amended or re-enacted.

              B. A reference in this Agreement or in any other document referred to herein or delivered in connection herewith to an agreement or document shall refer also to such agreement or document as amended, varied or supplemented and shall include all appendices and other attachments.

XXIV.    Disbursements

         1. Holdings shall use the SEK Equivalent of the Net Note Proceeds as a disbursement to Preem Petroleum for a part of the amount of the New Shareholder Loan No. 1A.

         2. Preem Petroleum shall use an amount disbursed by Holdings pursuant to Clause 2.1 equal to the Payment Amount to repay the Repaid Shareholder Loan Amount to Corral.

         3. All rights to the Assigned Shareholder Loan Amount shall be assigned by Corral to Holdings on the Effective Date, so that the Assigned Shareholder Loan Amount is owed by Preem Petroleum to Holdings.

         4. The amount disbursed by Holdings to Preem Petroleum pursuant to Clause 2.1 together with a part of the Assigned Shareholder Loan Amount equal to the SEK Equivalent of the difference between the Gross Note Proceeds and the Net Note Proceeds shall constitute the New Shareholder Loan No. 1A.

         5. Any remaining amount of the Assigned Shareholder Loan Amount (after deduction of the amount referred to in Clause 2.4) shall constitute the New Shareholder Loan No. 1B.

         6. In consideration of the assignment of the Assigned Shareholder Loan Amount pursuant to Clause 2.3, Holdings shall agree to repay to Corral an amount equal to the Assigned Shareholder Loan Amount. Such debt shall constitute the New Shareholder Loan No. 2.

         7. Following the transactions described in Clauses 2.1 to 2.6, the following loans shall be in place:

                  (a) The New Shareholder Loan No. 1A owed by Preem Petroleum to
                      Holdings.

                  (b) The New Shareholder Loan No. 1B owed by Preem Petroleum to
                      Holdings.

                  (c) The New Shareholder Loan No. 2 owed by Holdings to Corral.

         8. Upon completion of the transactions described in Clauses 2.1 to 2.6, there shall be no debt owed directly by Preem Petroleum to Corral in respect of the Existing Shareholder Loan.

XXV.     Payment instructions and calculations

         1. On the Effective Date the SEK Equivalent of the Net Note Proceeds shall be paid to Preem Petroleum for value on such date (at such time as is customary for the settlement of transactions in Swedish Kronor) and in immediately available funds to the account at such bank as Preem Petroleum has designated.

         2. Upon receipt of the SEK Equivalent of the Net Note Proceeds, Preem Petroleum shall pay an amount equal to the Payment Amount to Corral for value on the same date (at such time as is customary for the settlement of transactions in Swedish Kronor) and in immediately available funds to the account at such bank as Corral has designated.

         3. Any designation by Preem Petroleum or Corral of a bank account shall be notified to the other parties before the Effective Date.

         4. On the Effective Date all parties shall sign a confirmation in the form of SCHEDULE 1 setting out the exact amounts for the transactions described in Clause 2 (Disbursements). Existing loan notes evidencing the Existing Shareholder Loan shall be cancelled on the Effective Date.

XXVI.    Miscellaneous

         1. No party may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

         2. No amendment to this Agreement shall be effective against any party unless made in writing and signed by such party.

         3. No delay or omission in exercising any powers or privileges hereunder shall be construed as a waiver thereof or an acquiescence therewith. Any exercise of any part of the rights shall not preclude subsequent enforcement of any such rights which have not, or have not fully, been exercised.

XXVII.   Notices

         1. All notices or other communications under or in connection with this Agreement shall be in the English language and be given by letter or by telefax (and, in the case of telefax, confirmed by letter). Any such notice will be deemed to be given as follows:

                  (a) if by letter, when delivered to the address notified in accordance with Clause 5.3; and

                  (b) if by telefax, when received.

         2. Any notice received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

         3. The address and telefax number of each party for all notices under or in connection with this Agreement are:

                              Corral:       Corral Petroleum Holdings AB (publ)
                                   Attention: Managing Director
                                   Biblioteksgatan 29
                                   P.O. Box 5785
                                   SE-114 87 Stockholm
                                   Sweden
                                   Telephone: +46 8 614 13 00
                                   Telefax: +46 8 614 13 14

                              Holdings:     Preem Holdings AB (publ)
                                   Attention: Richard Ohman
                                   Biblioteksgatan 29
                                   P.O. Box 5785
                                   SE-114 87 Stockholm
                                   Sweden
                                   Telephone: +46 8 614 13 00
                                   Telefax: +46 8 614 13 14

                              Preem Petroleum:       Preem Petroleum AB
                                   Attention: Chief Financial Officer
                                   Sandhamnsgatan 51
                                   P.O. Box 27800
                                   SE-115 90 Stockholm
                                   Sweden
                                   Telephone: +46 8 450 10 00
                                   Telefax: +46 8 450 10 55

              or any other address notified by one party to the other parties by not less than five (5) Business Days' notice.

XXVIII.  Governing law and jurisdiction

         1. This Agreement shall be governed by and construed in accordance with Swedish law.

         2. The courts of Sweden shall have non-exclusive jurisdiction over matters arising out of or in connection with this Agreement. The City Court of Stockholm shall be court of first instance.

                                -----------------

                  IN WITNESS WHEREOF, this Agreement has been signed in thee (3) originals, of which the parties have received one each.

                  CORRAL PETROLEUM HOLDINGS AB (publ)


                  -------------------------
                  Name: Richard Ohman

PREEM HOLDINGS AB (publ)


                  -----------------------   -------------------------
                  Name: Karim Karaman       Name: Lars Nelson

                  PREEM PETROLEUM AB


                  -----------------------   -------------------------
                  Name: Richard Ohman       Name: Lars Nelson

                                                                      SCHEDULE 1

                              FORM OF CONFIRMATION

                  This CONFIRMATION is entered into in connection with the Debt Restructuring Agreement entered into among Corral Petroleum Holdings AB (publ), Preem Holdings AB (publ) and Preem Petroleum AB on 10 April 2001 (the "AGREEMENT"). Terms defined in the Agreement shall have the same meanings when used herein.

(a)      The Effective Date is: [DATE]

(b)      The Gross Note Proceeds amount to: EUR [AMOUNT]

(c)      The Net Note Proceeds amount to: EUR [AMOUNT]

(d)      The spot rate of exchange for EUR/SEK is: [FIGURE]

(e)      The Repaid Shareholder Loan Amount is: SEK [PAYMENT AMOUNT]

(f) The Assigned Shareholder Loan Amount is: SEK [EXISTING SHAREHOLDER LOAN LESS REPAID SHAREHOLDER LOAN]

(g) The New Shareholder Loan No. 1A amounts to: SEK [SEK EQUIVALENT OF GROSS NOTE PROCEEDS]

(h)      The New Shareholder Loan No. 1B amounts to: SEK [ZERO]

(i)      The New Shareholder Loan No. 2 amounts to: SEK [ASSIGNED SHAREHOLDER
         LOAN]



                       MANNHEIMER SWARTLING ADVOKATBYRA
                              STOCKHOLM, SWEDEN

PREEM HOLDINGS AB (publ)                  CORRAL PETROLEUM HOLDINGS AB (publ)


                  ---------------------------    ---------------------------
                  Name:                              Name:


                  --------------------------
                  Name:


PREEM PETROLEUM AB


                  ---------------------------
                  Name:


                  ---------------------------
                  Name

                        SHAREHOLDER LOAN AGREEMENT NO. 1A

                                  10 APRIL 2001

                                     BETWEEN

                            PREEM HOLDINGS AB (PUBL)
                                    AS LENDER

                                       AND

                               PREEM PETROLEUM AB
                                   AS BORROWER

         This SHAREHOLDER LOAN AGREEMENT is dated as of 10 April 2001 between:

         PREEM HOLDINGS AB (PUBL), reg. no. 556206-9673, (the "LENDER"); and

         PREEM PETROLEUM AB, reg. no. 556072-6977, (the "BORROWER").



XXIX.    Definitions and interpretation

         1.       DEFINITIONS

                                "AGREEMENT" means this Shareholder Loan
              Agreement, including the Loan Note issued hereunder.

                                "AUTHORISED SIGNATORIES" means representatives
              of the Borrower authorised and registered as signatories of the Borrower with the Swedish Patent and Registration Office (Sw:
              PATENT- OCH REGISTRERINGSVERKET).

                                "BUSINESS DAY" means a day (other than a
              Saturday or Sunday) which is not a public holiday and on which banks are open for general business in Stockholm.

                                "CONFIRMATION OF SUBORDINATION" means an
              agreement in the form of SCHEDULE 2 entered into by the Borrower, the Lender and one or several Confirmed Creditors.

                                "CONFIRMED CREDITORS" means the banks, financial
              institutions and other lenders from time to time providing financing to the Borrower and the Subsidiaries, and which are parties to Confirmations of Subordination, and "CONFIRMED CREDITOR" means any of them.

                                "DEBT RESTRUCTURING AGREEMENT" means the Debt
              Restructuring Agreement entered into on or about the date hereof among the Borrower, the Lender and the Parent for the purpose of restructuring and assigning existing shareholder debt owed by the Borrower.

                                "EFFECTIVE DATE" means the date defined as such
              in the Debt Restructuring Agreement.

                                "EVENT OF DEFAULT" means any of the events
              specified in Clauses 4.2 to 4.9.

              "FINANCIAL INDEBTEDNESS" means any indebtedness in respect of:

              (a)      moneys borrowed and debit balances at banks and other
                   financial institutions;

              (b)      any debenture, bond, note or other debt instrument;

              (c)      the acquisition cost of any asset to the extent payable
                   before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

              (d)      leases entered into primarily as a method of raising
                   finance or financing the leased asset;

              (e)      any acceptance or documentary credit;

              (f)      receivables sold or discounted (otherwise than on a
                   non-recourse basis);

              (g)      any swaps, foreign exchange transactions, cap, floor,
                   collar or option transactions or any other interest or currency derivatives transactions entered into in connection with the management of risks related to financial indebtedness (the value of any such transactions shall be calculated by reference only to a mark-to-market valuation);

              (h)      any amount raised under any other transaction having the
                   commercial effect of a borrowing or raising of money; or

               (i)     any guarantee, indemnity or similar assurance against
                   financial loss of any person.

                                "LOAN" means the total principal amount advanced
              by the Lender under Clause 2 (Shareholder Loan), or the total principal amount outstanding hereunder at any time. The Loan shall be denominated in Swedish Kronor.

                                "LOAN NOTE" means the loan note evidencing the
              Loan, issued pursuant to Clause 2.2 in the form of SCHEDULE 1 and signed by Authorised Signatories.

                                "NOTEHOLDERS" means the holders from time to
              time of the Notes.

                                "NOTES" means the 10 5/8 % senior secured notes
              due 2011 and any additional notes issued under the indenture governing the Notes, dated as of 10 April 2001, by and between the Pledgor, Deutsche Bank AG London, as principal paying agent, and the Trustee.

                                "PARENT" means Corral Petroleum Holdings AB
              (publ), reg. no. 556477-1284.

                                "SECURITY ASSIGNMENT" means the agreement
              entered into on or about the date hereof under which security is provided by the Lender to the Trustee on behalf of the Noteholders over the Lender's rights under this Agreement.

                                "SECURITY INTEREST" means any mortgage, pledge,
              lien, charge, assignment by way of security, hypothecation, security interest, title retention (other than in respect of goods purchased in the ordinary course of trading), sale and repurchase or sale and lease-back arrangement or any other agreement or arrangement in each case having the effect of conferring security.

                                "SENIOR CREDITORS" means the Confirmed Creditors
              and all other creditors (including trade creditors) of the Borrower and the Subsidiaries (other than the Lender), and their assignees from time to time, and "SENIOR CREDITOR" means any of them.

                                "SENIOR DEBT" means all present and future
              liabilities of the Borrower and the Subsidiaries to the Senior Creditors, absolute or contingent, whether or not matured, including, without limitation, principal, interest, damages and costs.

                                "SHAREHOLDER LOAN NO. 1B" means the Shareholder
              Loan Agreement No. 1B entered into on or about the date hereof between the Lender as lender and the Borrower as borrower.

                                "SHAREHOLDER LOAN NO. 2" means the Shareholder
              Loan Agreement No. 2 entered into on or about the date hereof between the Lender as borrower and the Parent as lender.

                                "STIBOR" means the Stockholm Interbank Offered
              Rate as quoted on the Reuters screen SIOR (or such other screen as may replace that screen) at or about 11.00 a.m. (Stockholm time) on the relevant date or, if the relevant rate does not appear, the average (rounded upwards to four decimal places) of the rates which prime banks were offering to other prime banks in the Stockholm interbank market for deposits in Swedish Kronor as of
              11.00 a.m. (Stockholm time) on the relevant date, in each case for a period of thirty (30) days.

                                "SUBORDINATED DEBT" means (i) the indebtedness
              of the Borrower to the Lender hereunder, and (ii) any other Financial Indebtedness of the Borrower to the Lender which is duly and effectively subordinated on substantially the same terms, including, without limitation, in respect of maturity, right to interest payments and the provisions of Clauses 4.11, 10 and 11. For the avoidance of doubt, Shareholder Loan No. 1B is Subordinated Debt for the purposes of this Agreement.

                                "SUBORDINATION PERIOD" means the period from the
              Effective Date until the earlier of (i) the date falling 179 days after the date on which the Loan shall be repaid pursuant to Clause 3.1 (Repayment), (ii) the date on which all Senior Debt has been fully and finally satisfied, and (iii) the date falling 179 days after the date on which the Lender has given a notice in accordance with Clause 4.10 to each of the Confirmed Creditors.

                                "SUBSIDIARY" means any Swedish or foreign legal
              entity (whether incorporated or not), which is a subsidiary (Sw:
              DOTTERBOLAG) of the Borrower, directly or indirectly, in accordance with the Swedish Companies Act (Sw: AKTIEBOLAGSLAGEN).

                                "SWEDISH KRONOR" or "SEK" means the lawful
              currency of Sweden.

                                "TAXES" means all types (whether now existing or
              introduced in the future) of income and other taxes, levies, imposts, deductions, charges and withholdings whatsoever together with interest thereon and penalties and surcharges with respect thereto, if any, and any payments made on or in respect thereof, and "TAX" and "TAXATION" shall be construed accordingly.

                                "TRUSTEE" means Bankers Trust Company, as
              Trustee under the indenture governing the Notes, dated as of 10 April 2001, by and between the Pledgor, Deutsche Bank AG London, as principal paying agent, and the Trustee.

2.       INTERPRETATION

         A. A reference in this Agreement or in any other document referred to herein or delivered in connection herewith to a statute or any provision thereof shall refer also to that statute or provision as amended or re-enacted.

         B. A reference in this Agreement or in any other document referred to herein or delivered in connection herewith to an agreement or document shall refer also to such agreement or document as amended, varied or supplemented and shall include all appendices and other attachments.


XXX.     Shareholder loan

         1. On the Effective Date the Lender shall provide the Borrower with a loan subject to the terms of this Agreement. The amount of such loan shall be determined in accordance with the Debt Restructuring Agreement. Such loan amount shall be disbursed subject to and in accordance with the terms of the Debt Restructuring Agreement and shall constitute Subordinated Debt.

         2. The Loan shall be evidenced by one Loan Note signed by Authorised Signatories. The Loan Note shall be executed on the Effective Date and delivered to the Trustee. For as long as the Security Assignment is effective and not enforced, the Loan Note shall be held by the Trustee, who shall be entitled to receive payment when due under the Loan Note. Upon an enforcement of the Security Assignment, the Trustee may sell the Loan Note or any part of the Loan publicly or privately, provided the purchaser agrees to be bound by the terms of this Agreement as lender.

         3. Nothing in this Agreement shall prevent the Borrower from incurring other debt owed to the Lender which is not Subordinated Debt (to the extent this is not prohibited under other agreements binding on the Borrower and the Lender), from repaying such other debt or from paying interest on such other debt.

XXXI.    Repayment

         1. The Borrower shall repay the Loan in full on 31 March 2011. The Borrower shall not prepay the Loan before such date, except as otherwise expressly provided in Clause 4 (Events of Default), or with the prior written consent of the Confirmed Creditors.

         2. The Loan shall only be repaid upon presentation of the Loan Note. If the Loan is partially repaid, a new Loan Note for the remaining amount shall be executed.

XXXII.   Events of default

         1. Subject to any express exceptions, each of the events set out in Clauses 4.2 to 4.9 below is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

         2. NON-PAYMENT: The Borrower does not pay on the due date, any amount due and payable by it hereunder in the currency and in the manner specified, provided that it shall not constitute an Event of Default if such failure is due solely to technical errors , as determined in good faith by the Lender, and the Borrower remedies the same within three (3) Business Days of the due date for payment.

         3.       CROSS-DEFAULT:

                (a) Any Financial Indebtedness of the Borrower or any Subsidiary is not paid when due or within the applicable grace period (if any).

                (b) Any Financial Indebtedness of the Borrower or any Subsidiary is declared prematurely due and payable or is placed on demand, in either case as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness.

                (c) Any commitment for, or underwriting of, any Financial Indebtedness of the Borrower or any Subsidiary is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness.

                (d) The circumstances in this Clause 4.3 will only constitute an Event of Default if the amount of Financial Indebtedness referred to exceeds SEK 150,000,000 in aggregate.

4.       INSOLVENCY:

                (a) The Borrower is, or is deemed for the purposes of any law to be, insolvent or admits in writing its inability to pay its debts as they fall due.

                (b) The Borrower suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness.

                (c) The Borrower commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness, or makes a composition or an arrangement with its creditors or any similar proceeding, arrangement or assignment.

5.       INSOLVENCY PROCEEDINGS:

                (a) The Borrower takes any corporate action or any order is made or resolution passed for the suspension of payments, business reorganisation (Sw:
                         FORETAGSREKONSTRUKTION), liquidation or bankruptcy of the Borrower (except in the context of a solvent reconstruction with the Borrower as surviving entity).

                (b) A liquidator, receiver, insolvency manager, reconstruction manager (Sw: FORETAGSREKONSTRUKTOR) or similar officer is appointed in respect of the Borrower or in respect of all or substantially all of its assets.

6. CREDITORS' PROCESS: Any distress or execution is levied against, or an encumbrancer takes possession of, an asset or certain of the assets of the Borrower the value of which asset or assets exceeds SEK 50,000,000, unless such distress, execution or taking possession is stayed, discharged, struck out or given up within thirty (30) days of being levied or taking place or is thereafter being contested in good faith and by appropriate means.

7. CESSATION OF BUSINESS: The Borrower ceases or threatens to cease to carry on all or a substantial part of its business.

8.       REPUDIATION:  The Borrower repudiates this Agreement.

9. UNLAWFULNESS: At any time it is or becomes unlawful for the Borrower to perform or comply with any material or all of its obligations under this Agreement or any of the obligations of the Borrower under this Agreement are not or cease to be legal, valid and binding, in either case in any material respect.

10. In case of an Event of Default, provided such Event of Default has not been cured or waived, the Lender shall provide all Confirmed Creditors with a written notice specifying the Event of Default. Following such notice the Lender shall consult with the Confirmed Creditors with a view to curing such Event of Default.

11. On and at any time after the occurrence of an Event of Default, provided such Event of Default has not been cured or waived, the Lender may, by notice to the Borrower declare the Loan due and payable, whereupon it shall become due and payable on the date specified by the Lender, provided, however, that the date so specified shall not fall before the expiry of the Subordination Period.

XXXIII.  Interest

                                                                           8(8)

         1. Neither the Loan nor any other amount which may be payable hereunder shall carry interest before the date on which such amount is due and payable.

         2. If the Borrower fails to pay an amount payable by it under this Agreement on the due date, it shall forthwith on demand by the Lender pay interest on the overdue amount from the due date up to the date of actual payment at a rate determined by adding a margin of two (2) percentage units to STIBOR on the due date. Interest shall be compounded at the end of each thirty (30) day period during which the overdue amount remains outstanding.

XXXIV.   Payments

         1. All payments by the Borrower under this Agreement shall be made for value on the due date (at such time as is customary for the settlement of transactions in the relevant currency) and in immediately available funds to the account at such office or bank as the Lender may designate from time to time. Any such designation shall be notified to the Borrower not later than five (5) Business Days before the payment is due.

         2. All payments made by the Borrower under this Agreement shall be made without set-off or counterclaim.

         3. If a payment is due on a day which is not a Business Day, the due date for that payment shall instead be the following Business Day.

         4. A repayment or prepayment of the Loan is payable in Swedish Kronor. Amounts payable in respect of costs, expenses and Taxes and the like are payable in the currency in which they are incurred.

         5. If Swedish Kronor is replaced as legal tender in Sweden by the euro, all references to Swedish Kronor in this Agreement shall be deemed to be references to the euro, provided that the Lender, acting reasonably and in good faith and after having consulted with the Borrower, shall determine at what time such replacement shall be made for the purpose of this Agreement in the event that such replacement includes a transition period. In case of any such change of currency, this Agreement shall be amended to the extent the Lender specifies to be necessary to reflect the change in currency and to put the Lender and the Borrowers in the same position, so far as possible, that they would have been in if no change of currency had occurred.

                                                                           9(9)

XXXV.    Withholdings

         1. All payments to be made by the Borrower hereunder shall be made free and clear of any deduction or withholding.

         2. If the Borrower is required by law to make any deduction or withholding on account of Tax or otherwise from any payment to the Lender hereunder, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after making of such deduction or withholding, the Lender receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

         3. This Clause 7 (Withholdings) shall not apply in the case of deductions or withholdings to be made with reference to income tax on its overall income ultimately due by the Lender by operation of applicable laws.

XXXVI.   Indemnities

         1. If the Lender receives an amount in respect of the Borrower's liability under this Agreement or if that liability is converted into a claim, proof, judgement or order in a currency other than the currency in which such obligation is due (the "CONTRACTUAL CURRENCY"):

                (a)           the Borrower shall on demand indemnify the Lender
                         as an independent obligation against any loss or liability arising out of or as a result of the conversion;

                (b)           if the amount received by the Lender, when
                         converted into the Contractual Currency at a market rate in the usual course of its business, is less than the amount owed in the Contractual Currency, the Borrower shall on demand pay to the Lender an amount in the Contractual Currency equal to the deficit; and

                (c)           the Borrower shall on demand pay to the Lender
                         any exchange costs and Taxes payable in connection with any such conversion.

         2. The Borrower shall on demand indemnify the Lender against any cost, expense, loss or liability, as determined by the Lender, which it incurs as a consequence of the occurrence of any Event of Default (taking into account, where appropriate, any amounts received by the Lender under Clause 5.2).

                                                                         10(10)

XXXVII.  Representations and warranties

                              The Borrower represents and warrants that:

                (a)           it is a limited liability company, duly
                         incorporated and validly existing under the laws of Sweden, with full power and authority to carry on its business as it is being conducted and to execute and perform all of its obligations under this Agreement and all action required to authorise such execution and performance has been duly taken;

                (b)           the execution and performance of this Agreement
                         will not violate any applicable law or regulation or contravene any provision of its Articles of Association; and

                (c)           subject to the qualifications in the legal
                         opinions as to matters of law in force on the date of this Agreement and not fact, this Agreement constitutes its legal, valid and binding obligations enforceable in accordance with its terms.

XXXVIII. Restrictions in relation to the Loan

         1. The Borrower undertakes that, during the Subordination Period, except as expressly permitted by this Agreement or with the prior written consent of the Confirmed Creditors, it will not, and will procure that no Subsidiary will:

                (a)           pay, prepay or repay, discharge by way of
                         set-off, or acquire, any Subordinated Debt;

                (b)           pay interest on any Subordinated Debt;

                (c)           create or permit to subsist, any Security
                         Interest or other encumbrance over any of its assets, or give any financial support, for any Subordinated Debt; or

                (d)           take or omit to take any action whereby the
                         ranking and/or subordination of the Subordinated Debt contemplated by this Agreement may be impaired.

         2. The Lender undertakes that, during the Subordination Period, except as expressly permitted by this Agreement or with the prior written consent of the Confirmed Creditors, it will not:

                                                                          11(11)

                (a)           demand or receive payment, prepayment or
                         repayment, or accept discharge by way of set-off, of any Subordinated Debt;

                (b)           demand or receive any payment of interest on any
                         Subordinated Debt;

                (c)           receive or permit to subsist, any Security
                         Interest or other encumbrance, or give any financial support, for any Subordinated Debt (for the avoidance of doubt, any Security Interest created by the Lender over any Subordinated Debt owed hereunder, in order to secure the Notes shall not constitute a breach hereunder);

                (d)           assign, transfer or otherwise dispose of any
                         Subordinated Debt to a third party, provided, however, that (i) the Lender may assign Subordinated Debt to the Parent or a wholly-owned subsidiary of the Parent in accordance with Clause 14.2 (provided this is permissible under other agreements binding on the Lender), and (ii) the Lender may assign its rights hereunder by way of security to Trustee on behalf of the Noteholders under the Security Assignment; or

                (e)           commence any proceedings against the Borrower or
                         any Subsidiary in respect of any Subordinated Debt (including, without limitation, applying for enforcement of any amount outstanding or for the liquidation, bankruptcy or re-organisation of the Borrower or any Subsidiary).

XXXIX.   Subordination in case of insolvency

         1. In an insolvency or bankruptcy of the Borrower or any Subsidiary initiated during the Subordination Period, the Lender shall endeavour to procure that any distributions with respect to the Subordinated Debt by the bankruptcy administrator or liquidator, or any other person making the distribution, are made to the Senior Creditors to the extent necessary to repay all the Senior Debt in full.

         2. Any release, discharge or settlement between Lender and the Senior Creditors (or any of them) shall be conditional upon no security, disposition or payment to any Senior Creditor being void, set aside or ordered to be refunded pursuant to any law relating to bankruptcy, liquidation or insolvency, or for any other reason whatsoever, and if such condition shall not be fulfilled the Senior Creditors shall be entitled to enforce this Agreement subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

                                                                          12(12)

XL.      Redistribution of payments

         1. In the event that any payment in respect of Subordinated Debt is received by the Lender, in cash or in kind, by way of set-off or otherwise, in violation of this Agreement, the Lender shall hold such payment, up to the amount of the Senior Debt, separated and for the account of the Senior Creditors, and promptly pay and distribute it to the Senior Creditors for application towards the Senior Debt.

         2. If the Senior Debt is partially paid out of any proceeds received in respect of or on account of any Subordinated Debt, the Lender will not be entitled to exercise any subrogation right to the Senior Debt until the Senior Debt has been irrevocably paid and discharged in full.

XLI.     Further assurances of subordination

         1. The Borrower and the Lender shall enter into Confirmations of Subordination with the other lenders to the Borrower from time to time to confirm that such lenders have the benefit of the subordination provisions in this Agreement and qualify as "Confirmed Creditors" hereunder.

         2. Each of the Lender and the Borrower undertakes, at its own expense, from time to time, upon reasonable request, to do all such acts and execute all such documents as may be necessary for giving full effect to the subordination of the Subordinated Debt to the Senior Debt as envisaged by this Agreement and securing to the Senior Creditors the full benefit of the rights, powers and remedies conferred upon them in this Agreement.

XLII.    Assignment

         1. The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

         2. The Lender may at any time assign all or any part of its rights and obligations under this Agreement to the Trustee pursuant to the Security Assignment or to the Parent or a wholly-owned subsidiary of the Parent which adheres to this Agreement (if such subsidiary ceases to be so owned, the rights and obligations shall be reassigned to the Lender), provided this is permissible under other agreements binding on the Lender.

                                                                          13(13)

XLIII.   Miscellaneous

         1. No amendment to this Agreement shall be effective against any party unless made in writing and signed by such party.

         2. No delay or omission in exercising any powers or privileges hereunder shall be construed as a waiver thereof or an acquiescence therewith. Any exercise of any part of the rights shall not preclude subsequent enforcement of any such rights which have not, or have not fully, been exercised.

XLIV.    Notices

         1. All notices or other communications under or in connection with this Agreement shall be in the English language and be given by letter or by telefax (and, in the case of telefax, confirmed by letter) with a copy to the Trustee. Any such notice will be deemed to be given as follows:

                (a)           if by letter, when delivered to the address
                       notified in accordance with Clause 16.3; and

                (b)           if by telefax, when received.

         2. Any notice received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

         3. The address and telefax number of each party for all notices under or in connection with this Agreement are:

                                The Lender:            Preem Holdings AB (publ)
                                     Attention: Richard Ohman
                                     Biblioteksgatan 29
                                     P.O. Box 5785
                                     SE-114 87 Stockholm, Sweden
                                     Telephone: +46 8 614 13 00
                                     Telefax: +46 8 614 13 14

                                                                          14(14)

                                The Borrower: Preem Petroleum AB
                                     Attention: Chief Financial Officer
                                     Sandhamnsgatan 51
                                     P.O. Box 27800
                                     SE-115 90 Stockholm, Sweden
                                     Telephone: +46 8 450 10 00
                                     Telefax: +46 8 450 10 55

               The Trustee:     Bankers Trust Company
                                Four Albany Street
                                Corporate Trust and Agency Services
                                New York, NY 10006, USA
                                Attention: Carol Ng
                                                Telephone: +1 212 250 61 47
                                              Telefax: +1 212 250 09 33

              or any other address notified by one party to the other parties by not less than five (5) Business Days' notice.

XLV.     Governing law and jurisdiction

         1. This Agreement shall be governed by and construed in accordance with Swedish law.

         2. The courts of Sweden shall have non-exclusive jurisdiction over matters arising out of or in connection with this Agreement. The City Court of Stockholm shall be court of first instance.

                                -----------------

                                                                          15(15)


                  IN WITNESS WHEREOF, this Agreement has been signed in two (2) originals, of which the parties have received one each.

                  PREEM HOLDINGS AB (publ)
                  as Lender

                  -------------------------   ------------------------
                  Name: Karim Karaman         Name: Lars Nelson

PREEM PETROLEUM AB
as Borrower

                  -------------------------   -------------------------
                  Name: Richard Ohman         Name: Lars Nelson

                                                                            1(1)

                                                                      SCHEDULE 1

                                FORM OF LOAN NOTE

                  PRINCIPAL AMOUNT: SEK [AMOUNT]

                  The principal amount set out above (the "LOAN") is on the date hereof owed by us to Preem Holdings AB (publ) (the "LENDER") or order. The terms and conditions for the Loan are set out in Shareholder Loan Agreement No. 1A entered into between ourselves and the Lender on 10 April 2001 (the "AGREEMENT").

                  The Loan is subordinated to all other indebtedness owed by us from time to time, except for Subordinated Debt, as defined in the Agreement, and does not carry any interest before the due date. The Loan is repayable on [DATE] and may only be accelerated in special circumstances and subject to a waiting period of one hundred and seventy nine (179) days, all as more fully set out in the Agreement.

                  We confirm that we have no right of set-off or counterclaim which may reduce the amount payable by us in respect of the Loan.

                  The Loan shall be evidenced by this loan note, which is subject to all terms and conditions of the Agreement.

By executing this loan note we confirm that we have been notified that the Loan has been assigned by way of security, by the Lender to Bankers Trust Company (the "TRUSTEE") acting on behalf of the Noteholders (as defined in the Agreement) from time to time pursuant to a Security Assignment Agreement dated 10 April 2001. For as long as the Security Assignment (as defined in the Agreement) is effective and not enforced, (i) all amounts payable by us in respect of the Loan may only be paid to the Trustee or order, unless and until we are otherwise notified by the Trustee, and (ii) the terms of the Loan may only be amended or varied with the consent of the Trustee.

                  This loan note and the Agreement are governed by Swedish law.

Date: [DATE]

PREEM PETROLEUM AB


                  ---------------------------        ------------------------
                  Name:                              Name:

                       MANNHEIMER SWARTLING ADVOKATBYRA
                              STOCKHOLM, SWEDEN

                                                                      SCHEDULE 2

                      FORM OF CONFIRMATION OF SUBORDINATION

                  This CONFIRMATION OF SUBORDINATION is entered into in connection with the Shareholder Loan Agreement No.1A entered into between Preem Holdings AB (publ) (the "JUNIOR LENDER") and Preem Petroleum AB (the "BORROWER") on 10 April 2001 (the "AGREEMENT"). Terms defined in the Agreement shall have the same meanings when used herein.

                  The Agreement contains provisions to the effect that the Loan shall during the Subordination Period be subordinated to the Borrower's other indebtedness, except other Subordinated Indebtedness. The Agreement also provides the Senior Creditors to the Borrower with certain rights as Confirmed Creditors, provided they have entered into Confirmations of Subordination. [NAME] (the "SENIOR LENDER") is a lender to the Borrower and has requested to have the benefit of the rights conferred upon the Confirmed Creditors in the Agreement.

                  The parties hereby agree that the Senior Lender shall have the benefit of all rights conferred upon the Confirmed Creditors as Senior Creditors in the Agreement. All indebtedness owed by the Borrower to the Senior Lender shall constitute Senior Debt under the Agreement. The parties further agree that any amendment of, variation or modification to, or termination of, the Agreement (including the waiver of any right under the Agreement) shall require the prior written consent of the Senior Lender, and prior written notice to the Trustee.

                  The address and telefax number of the Senior Lender for all notices under or in connection with this Confirmation of Subordination are:

                                       [ADDRESS]
                                       Attention: [TITLE]
                                       Telephone: [NUMBER]
                                       Telefax: [NUMBER]

or any other address notified by the Senior Lender to the other parties by not less than five (5) Business Days' notice. The addresses and telefax numbers of the Junior Lender and the Borrower are set out in the Agreement.

                  All notices or other communications under or in connection with this Confirmation of Subordination shall be in the English language and be given by letter or by telefax (and, in the case of telefax, confirmed by letter). Any such notice will be deemed to be given, if by letter, when


                      MANNHEIMER SWARTLING ADVOKATBYRA
                             STOCKHOLM, SWEDEN
delivered to the address notified in accordance with the above, and, if by telefax, when received. Any notice received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

                  This Confirmation of Subordination shall be governed by and construed in accordance with Swedish law. The courts of Sweden shall have non-exclusive jurisdiction over matters arising out of or in connection with this Confirmation of Subordination. The City Court of Stockholm shall be court of first instance.

Date: [DATE]

PREEM PETROLEUM AB                       PREEM HOLDINGS AB (publ)
as Borrower                                  as Junior Lender


               ---------------------------          ---------------------------
               Name:                                Name:


               ---------------------------          ---------------------------
               Name:                                Name:


[NAME]
as Senior Lender

                  ---------------------------
                  Name:

                  ---------------------------
                  Name:

                        SHAREHOLDER LOAN AGREEMENT NO. 1B

                                  10 APRIL 2001

                                     BETWEEN

                            PREEM HOLDINGS AB (PUBL)
                                    AS LENDER

                                       AND

                               PREEM PETROLEUM AB
                                   AS BORROWER

                  This SHAREHOLDER LOAN AGREEMENT is dated as of 10 April 2001 between:

                  PREEM HOLDINGS AB (PUBL), reg. no. 556206-9673, (the "LENDER"); and

                  PREEM PETROLEUM AB, reg. no. 556072-6977, (the "BORROWER").



XLVI.    Definitions and interpretation

         1.       DEFINITIONS

                                "AGREEMENT" means this Shareholder Loan
              Agreement including the Loan Notes issued hereunder.

                                "AUTHORISED SIGNATORIES" means representatives
              of the Borrower authorised and registered as signatories of the Borrower with the Swedish Patent and Registration Office (Sw:
              PATENT- OCH REGISTRERINGSVERKET).

                                "BUSINESS DAY" means a day (other than a
              Saturday or Sunday) which is not a public holiday and on which banks are open for general business in Stockholm.

                                "CONFIRMATION OF SUBORDINATION" means an
              agreement in the form of SCHEDULE 2 entered into by the Borrower, the Lender and one or several Confirmed Creditors.

                                "CONFIRMED CREDITORS" means the banks, financial
              institutions and other lenders from time to time providing financing to the Borrower and the Subsidiaries, and which are parties to Confirmations of Subordination, and "CONFIRMED CREDITOR" means any of them.

                                "DEBT RESTRUCTURING AGREEMENT" means the Debt
              Restructuring Agreement entered into on or about the date hereof among the Borrower, the Lender and the Parent for the purpose of restructuring and assigning existing shareholder debt owed by the Borrower.

                                "EFFECTIVE DATE" means the date defined as such
              in the Debt Restructuring Agreement.

                                "EVENT OF DEFAULT" means any of the events
              specified in Clauses 4.2 to 4.9.

                                                                           2(2)


              "FINANCIAL INDEBTEDNESS" means any indebtedness in respect of:

(j) moneys borrowed and debit balances at banks and other financial institutions;

(k)      any debenture, bond, note or other debt instrument;

(l) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(m) leases entered into primarily as a method of raising finance or financing the leased asset;

(n)      any acceptance or documentary credit;

(o) receivables sold or discounted (otherwise than on a non-recourse basis);

(p) any swaps, foreign exchange transactions, cap, floor, collar or option transactions or any other interest or currency derivatives transactions entered into in connection with the management of risks related to financial indebtedness (the value of any such transactions shall be calculated by reference only to a mark-to-market valuation);

(q) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

(r) any guarantee, indemnity or similar assurance against financial loss of any person.

                                "LOAN" means the total principal amount assigned
              to or to be advanced by the Lender under Clause 2 (Shareholder Loans) in one or several disbursements, or the total principal amount outstanding hereunder at any time. The Loan shall be denominated in Swedish Kronor.

                                "LOAN NOTE" means a loan note evidencing the
              Loan or a part thereof, issued pursuant to Clause 2.5 in the form of SCHEDULE 1 and signed by Authorised Signatories.

                                "NOTEHOLDERS" means the holders from time to
              time of the Notes.

                                "NOTES" means the 10 5/8 % senior secured notes
              due 2011 and any additional notes issued under the indenture governing the Notes, dated as

                                                                           3(3)


              of 10 April 2001, by and between the Lender, Deutsche Bank AG London, as principal paying agent, and the Trustee.

                                "PARENT" means Corral Petroleum Holdings AB
              (publ), reg. no. 556477-1284.

                                "SECURITY INTEREST" means any mortgage, pledge,
              lien, charge, assignment by way of security, hypothecation, security interest, title retention (other than in respect of goods purchased in the ordinary course of trading), sale and repurchase or sale and lease-back arrangement or any other agreement or arrangement in each case having the effect of conferring security.

              "SENIOR CREDITORS" means the Confirmed Creditors and all other creditors (including trade creditors) of the Borrower and the Subsidiaries (other than the Lender), and their assignees from time to time, and "SENIOR CREDITOR" means any of them.

              "SENIOR DEBT" means all present and future liabilities of the Borrower and the Subsidiaries to the Senior Creditors, absolute or contingent, whether or not matured, including, without limitation, principal, interest, damages and costs.

                                "SHAREHOLDER LOAN NO. 1A" means the Shareholder
              Loan Agreement No. 1A entered into on or about the date hereof between the Lender as lender and the Borrower as borrower.

                                "STIBOR" means the Stockholm Interbank Offered
              Rate as quoted on the Reuters screen SIOR (or such other screen as may replace that screen) at or about 11.00 a.m. (Stockholm time) on the relevant date or, if the relevant rate does not appear, the average (rounded upwards to four decimal places) of the rates which prime banks were offering to other prime banks in the Stockholm interbank market for deposits in Swedish Kronor as of
              11.00 a.m. (Stockholm time) on the relevant date, in each case for a period of thirty (30) days.

                                "SUBORDINATED DEBT" means (i) the indebtedness
              of the Borrower to the Lender hereunder, and (ii) any other Financial Indebtedness of the Borrower to the Lender which is duly and effectively subordinated on substantially the same terms, including, without limitation, in respect of maturity, right to interest payments and the provisions of Clauses 4.11, 10 and 11. For the avoidance of doubt, Shareholder Loan No. 1A is not, for the purposes of this Agreement, Subordinated Debt.

              "SUBORDINATION PERIOD" means the period from the Effective Date until the earlier of (i) the date on which all Senior Debt has been fully and finally satisfied, and (ii) the date falling 179 days after the date on which the Lender

                                                                           4(4)


              has given a notice in accordance with Clause 4.10 to each of the Confirmed Creditors.

              "SUBSIDIARY" means any Swedish or foreign legal entity (whether incorporated or not), which is a subsidiary (Sw: DOTTERBOLAG) of the Borrower, directly or indirectly, in accordance with the Swedish Companies Act (Sw: AKTIEBOLAGSLAGEN).

                                "SWEDISH KRONOR" or "SEK" means the lawful
              currency of Sweden.

                                "TAXES" means all types (whether now existing or
              introduced in the future) of income and other taxes, levies, imposts, deductions, charges and withholdings whatsoever together with interest thereon and penalties and surcharges with respect thereto, if any, and any payments made on or in respect thereof, and "TAX" and "TAXATION" shall be construed accordingly.

                                "TRUSTEE" means Bankers Trust Company, as
              Trustee under the indenture governing the Notes, dated as of 10 April 2001, by and between the Lender, Deutsche Bank AG London, as principal paying agent, and the Trustee.

         2.       INTERPRETATION

                  A. A reference in this Agreement or in any other document referred to herein or delivered in connection herewith to a statute or any provision thereof shall refer also to that statute or provision as amended or re-enacted.

                  B. A reference in this Agreement or in any other document referred to herein or delivered in connection herewith to an agreement or document shall refer also to such agreement or document as amended, varied or supplemented and shall include all appendices and other attachments.

XLVII.   Shareholder loans

         1. On the Effective Date the Lender may provide the Borrower with a loan subject to the terms of this Agreement. The amount of such loan, if any, shall be determined in accordance with the Debt Restructuring Agreement. Such loan amount shall constitute Subordinated Debt.

                                                                           5(5)


         2. The Lender and the Borrower may agree that the Lender shall provide the Borrower with additional financing in the form of Subordinated Debt. Such additional financing shall be disbursed as agreed between the parties.

         3. Any distributions from the Borrower to the Lender by way of group contributions (Sw: KONCERNBIDRAG), made in order to obtain the most favourable tax position within the group (including the Parent) in Sweden, shall be distributed in the form of loans hereunder from the Lender to the Borrower, so that the amount of such loan shall constitute Subordinated Debt, unless the parties agree otherwise (provided this is permissible under other agreements binding on the Borrower and the Lender).

         4. Nothing in Clause 2.3 shall restrict the Borrower from paying dividends in cash to the Lender, provided such dividends are permissible under other agreements binding on the Borrower and the Lender.

         5. The Loan shall be evidenced by one or several Loan Notes signed by Authorised Signatories. A Loan Note shall be executed promptly after a disbursement is made in accordance with this Clause 2.

         6. Nothing in this Agreement shall prevent the Borrower from incurring other debt owed to the Lender which is not Subordinated Debt (to the extent this is not prohibited under other agreements binding on the Borrower and the Lender), from repaying such other debt or from paying interest on such other debt.

XLVIII.  Repayment and conversion

         1. The Borrower shall not repay the Loan, except as expressly provided in Clause 4 (Events of Default), or with the prior written consent of the Confirmed Creditors.

         2. To the extent that may be required to avoid the Borrower being obligated to enter into liquidation (Sw: LIKVIDATION), the board of the Borrower may decide that the Loan (or part thereof, as the case may be) shall be utilised in meeting losses of the Borrower by writing down the principal amount of the Loan by the amount required to avoid liquidation and converting such amount into a conditional capital contribution (Sw: VILLKORAT AKTIEAGARTILLSKOTT). The rights of the Lender in respect of the converted amount will thereupon be converted into rights of a provider of capital contributions. Upon utilisation of any part of the Loan pursuant to this Clause 3.2, the Borrower shall give notice to the Lender.

                                                                           6(6)


         3. The Loan shall be repaid only upon presentation of the relevant Loan Note(s). If the Loan is partially repaid, a new Loan Note for the remaining amount shall be executed.

XLIX.    Events of default

         1. Subject to any express exceptions, each of the events set out in Clauses 4.2 to 4.9 below is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

         2. NON-PAYMENT: The Borrower does not pay on the due date, any amount due and payable by it hereunder in the currency and in the manner specified, provided that it shall not constitute an Event of Default if such failure is due solely to technical errors and the Borrower remedies the same within three (3) Business Days of the due date for payment.

         3.       CROSS-DEFAULT:

                  (e)         Any Financial Indebtedness of the Borrower or any
                         Subsidiary is not paid when due or within the applicable grace period (if any).

                  (f)         Any Financial Indebtedness of the Borrower or any
                         Subsidiary is declared prematurely due and payable or is placed on demand, in either case as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness.

                  (g)         Any commitment for, or underwriting of, any
                         Financial Indebtedness of the Borrower or any Subsidiary is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness.

                  (h)         The circumstances in this Clause 4.3 will only
                         constitute an Event of Default if the amount of Financial Indebtedness referred to exceeds SEK 150,000,000 in aggregate.

         4.       INSOLVENCY:

                  (d)         The Borrower is, or is deemed for the purposes
                         of any law to be, insolvent or admits in writing its inability to pay its debts as they fall due.

                                                                           7(7)


                  (e)         The Borrower suspends making payments on all or
                         any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness.

                  (f)         The Borrower commences negotiations with any
                         one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness, or makes a composition or an arrangement with its creditors or any similar proceeding, arrangement or assignment.

         5.       INSOLVENCY PROCEEDINGS:

                  (c)         The Borrower takes any corporate action or any
                         order is made or resolution passed for the suspension of payments, business reorganisation (Sw:
                         FORETAGSREKONSTRUKTION), liquidation or bankruptcy of the Borrower (except in the context of a solvent reconstruction with the Borrower as surviving entity).

                  (d)         A liquidator, receiver, insolvency manager,
                         reconstruction manager (Sw: FORETAGSREKONSTRUKTOR) or similar officer is appointed in respect of the Borrower or in respect of all or substantially all of its assets.

         6. CREDITORS' PROCESS: Any distress or execution is levied against, or an encumbrancer takes possession of, an asset or certain of the assets of the Borrower the value of which asset or assets exceeds SEK 50,000,000, unless such distress, execution or taking possession is stayed, discharged, struck out or given up within thirty (30) days of being levied or taking place or is thereafter being contested in good faith and by appropriate means.

         7. CESSATION OF BUSINESS: The Borrower ceases or threatens to cease to carry on all or a substantial part of its business.

         8.       REPUDIATION:  The Borrower repudiates this Agreement.

         9. UNLAWFULNESS: At any time it is or becomes unlawful for the Borrower to perform or comply with any material or all of its obligations under this Agreement or any of the obligations of the Borrower under this Agreement are not or cease to be legal, valid and binding, in either case in any material respect.

         10. In case of an Event of Default, provided such Event of Default has not been cured or waived, the Lender shall provide all Confirmed Creditors with a written notice specifying the Event of Default. Following such notice the Lender shall consult with the Confirmed Creditors with a view to curing such Event of Default.

                                                                            8(8)

         11. On and at any time after the occurrence of an Event of Default, provided such Event of Default has not been cured or waived, the Lender may, by notice to the Borrower declare the Loan due and payable, whereupon it shall become due and payable on the date specified by the Lender, provided, however, that the date so specified shall not fall before the expiry of the Subordination Period.

L.       Interest

         1. Neither the Loan nor any other amount which may be payable hereunder shall carry interest before the date on which such amount is due and payable.

         2. If the Borrower fails to pay an amount payable by it under this Agreement on the due date, it shall forthwith on demand by the Lender pay interest on the overdue amount from the due date up to the date of actual payment at a rate determined by adding a margin of two (2) percentage units to STIBOR on the due date. Interest shall be compounded at the end of each thirty (30) day period during which the overdue amount remains outstanding.

LI.      Payments

         1. All payments by the Borrower under this Agreement shall be made for value on the due date (at such time as is customary for the settlement of transactions in the relevant currency) and in immediately available funds to the account at such office or bank as the Lender may designate from time to time. Any such designation shall be notified to the Borrower not later than five (5) Business Days before the payment is due.

         2. All payments made by the Borrower under this Agreement shall be made without set-off or counterclaim.

         3. If a payment is due on a day which is not a Business Day, the due date for that payment shall instead be the following Business Day.

         4. A repayment or prepayment of the Loan is payable in Swedish Kronor. Amounts payable in respect of costs, expenses and Taxes and the like are payable in the currency in which they are incurred.

         5. If Swedish Kronor is replaced as legal tender in Sweden by the euro, all references to Swedish Kronor in this Agreement shall be deemed to be

                                                                            9(9)

                  references to the euro, provided that the Lender, acting reasonably and in good faith and after having consulted with the Borrower, shall determine at what time such replacement shall be made for the purpose of this Agreement in the event that such replacement includes a transition period. In case of any such change of currency, this Agreement shall be amended to the extent the Lender specifies to be necessary to reflect the change in currency and to put the Lender and the Borrowers in the same position, so far as possible, that they would have been in if no change of currency had occurred.

LII.     Withholdings

         1. All payments to be made by the Borrower hereunder shall be made free and clear of any deduction or withholding.

         2. If the Borrower is required by law to make any deduction or withholding on account of Tax or otherwise from any payment to the Lender hereunder, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after making of such deduction or withholding, the Lender receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

         3. This Clause 7 (Withholdings) shall not apply in the case of deductions or withholdings to be made with reference to income tax on its overall income ultimately due by the Lender by operation of applicable laws.

LIII.    Indemnities

         1. If the Lender receives an amount in respect of the Borrower's liability under this Agreement or if that liability is converted into a claim, proof, judgement or order in a currency other than the currency in which such obligation is due (the "CONTRACTUAL CURRENCY"):

                  (d)         the Borrower shall on demand indemnify the Lender
                         as an independent obligation against any loss or liability arising out of or as a result of the conversion;

                  (e)         if the amount received by the Lender, when
                         converted into the Contractual Currency at a market rate in the usual course of its business, is less than the amount owed in the Contractual Currency, the Borrower shall on demand pay to the Lender an amount in the Contractual Currency equal to the deficit; and

                                                                          10(10)

                  (f)       the Borrower shall on demand pay to the Lender any
                         exchange costs and Taxes payable in connection with any such conversion.

         2. The Borrower shall on demand indemnify the Lender against any cost, expense, loss or liability, as determined by the Lender, which it incurs as a consequence of the occurrence of any Event of Default (taking into account, where appropriate, any amounts received by the Lender under Clause 5.2).

LIV.     Representations and warranties

                          The Borrower represents and warrants that:

                  (d)       it is a limited liability company, duly incorporated
                         and validly existing under the laws of Sweden, with full power and authority to carry on its business as it is being conducted and to execute and perform all of its obligations under this Agreement and all action required to authorise such execution and performance has been duly taken;

                  (e)       the execution and performance of this Agreement
                         will not violate any applicable law or regulation or contravene any provision of its Articles of Association; and

                  (f)       subject to the qualifications in the legal opinions
                         as to matters of law in force on the date of this Agreement and not fact, this Agreement constitutes its legal, valid and binding obligations enforceable in accordance with its terms.

LV.      Restrictions in relation to the Loan

         1. The Borrower undertakes that, during the Subordination Period, except as expressly permitted by this Agreement or with the prior written consent of the Confirmed Creditors, it will not, and will procure that no Subsidiary will:

                  (e)       pay, prepay or repay, discharge by way of set-off,
                         or acquire, any Subordinated Debt;

                  (f)       pay interest on any Subordinated Debt;

                                                                          11(11)

                  (g)       create or permit to subsist, any Security Interest
                         or other encumbrance over any of its assets, or give any financial support, for any Subordinated Debt; or

                  (h)       take or omit to take any action whereby the ranking
                         and/or subordination of the Subordinated Debt contemplated by this Agreement may be impaired.

         2. The Lender undertakes that, during the Subordination Period, except as expressly permitted by this Agreement or with the prior written consent of the Confirmed Creditors, it will not:

                  (f)       demand or receive payment, prepayment or repayment,
                         or accept discharge by way of set-off, of any Subordinated Debt;

                  (g)       demand or receive any payment of interest on any
                         Subordinated Debt;

                  (h)       receive or permit to subsist, any Security Interest
                         or other encumbrance, or give any financial support, for any Subordinated Debt (for the avoidance of doubt, any Security Interest created by the Lender over its rights under the Shareholder Loan No. 1A, in order to secure the Notes shall not constitute a breach hereunder);

                  (i)       assign, transfer or otherwise dispose of any
                         Subordinated Debt to a third party, provided, however, that (i) the Lender may assign Subordinated Debt to the Parent or a wholly-owned subsidiary of the Parent in accordance with Clause 14.2 (provided this is permissible under other agreements binding on the Lender), and (ii) the Lender may assign its rights under the Shareholder Loan No. 1A by way of security to Trustee on behalf of the Noteholders; or

                  (j)       commence any proceedings against the Borrower or
                         any Subsidiary in respect of any Subordinated Debt (including, without limitation, applying for enforcement of any amount outstanding or for the liquidation, bankruptcy or re-organisation of the Borrower or any Subsidiary).

LVI.     Subordination in case of insolvency

                                                                          12(12)

         1. In an insolvency or bankruptcy of the Borrower or any Subsidiary initiated during the Subordination Period, the Lender shall endeavour to procure that any distributions with respect to the Subordinated Debt by the bankruptcy administrator or liquidator, or any other person making the distribution, are made to the Senior Creditors to the extent necessary to repay all the Senior Debt in full.

         2. Any release, discharge or settlement between Lender and the Senior Creditors (or any of them) shall be conditional upon no security, disposition or payment to any Senior Creditor being void, set aside or ordered to be refunded pursuant to any law relating to bankruptcy, liquidation or insolvency, or for any other reason whatsoever, and if such condition shall not be fulfilled the Senior Creditors shall be entitled to enforce this Agreement subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

LVII.    Redistribution of payments

         1. In the event that any payment in respect of Subordinated Debt is received by the Lender, in cash or in kind, by way of set-off or otherwise, in violation of this Agreement, the Lender shall hold such payment, up to the amount of the Senior Debt, separated and for the account of the Senior Creditors, and promptly pay and distribute it to the Senior Creditors for application towards the Senior Debt.

         2. If the Senior Debt is partially paid out of any proceeds received in respect of or on account of any Subordinated Debt, the Lender will not be entitled to exercise any subrogation right to the Senior Debt until the Senior Debt has been irrevocably paid and discharged in full.

LVIII.   Further assurances of subordination

         1. The Borrower and the Lender shall enter into Confirmations of Subordination with the other lenders to the Borrower from time to time to confirm that such lenders have the benefit of the subordination provisions in this Agreement and qualify as "Confirmed Creditors" hereunder.

         2. Each of the Lender and the Borrower undertakes, at its own expense, from time to time, upon reasonable request, to do all such acts and execute all such documents as may be necessary for giving full effect to the

                                                                          13(13)

                  subordination of the Subordinated Debt to the Senior Debt as envisaged by this Agreement and securing to the Senior Creditors the full benefit of the rights, powers and remedies conferred upon them in this Agreement.

LIX.     Assignment

         1. The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

         2. The Lender may at any time assign all or any part of its rights and obligations under this Agreement to the Parent or a wholly-owned subsidiary of the Parent which adheres to this Agreement (if such subsidiary ceases to be so owned, the rights and obligations shall be reassigned to the Lender), provided this is permissible under other agreements binding on the Lender.

LX.      Miscellaneous

         1. No amendment to this Agreement shall be effective against any party unless made in writing and signed by such party.

         2. No delay or omission in exercising any powers or privileges hereunder shall be construed as a waiver thereof or an acquiescence therewith. Any exercise of any part of the rights shall not preclude subsequent enforcement of any such rights which have not, or have not fully, been exercised.

LXI.     Notices

         1. All notices or other communications under or in connection with this Agreement shall be in the English language and be given by letter or by telefax (and, in the case of telefax, confirmed by letter). Any such notice will be deemed to be given as follows:

                  (c)      if by letter, when delivered to the address notified
                         in accordance with Clause 16.3; and

                  (d)      if by telefax, when received.

                                                                          14(14)

         2. Any notice received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

         3. The address and telefax number of each party for all notices under or in connection with this Agreement are:

                                 The Lender:   Preem Holdings AB (publ)
                                      Attention: Richard Ohman
                                      Biblioteksgatan 29
                                      P.O. Box 5785
                                      SE-114 87 Stockholm
                                      Sweden
                                      Telephone: +46 8 614 13 00
                                      Telefax: +46 8 614 13 14

                                 The Borrower: Preem Petroleum AB
                                      Attention: Chief Financial Officer
                                      Sandhamnsgatan 51
                                      P.O. Box 27800
                                      SE-115 90 Stockholm
                                      Sweden
                                      Telephone: +46 8 450 10 00
                                      Telefax: +46 8 450 10 55

              or any other address notified by one party to the other parties by not less than five (5) Business Days' notice.

LXII.    Governing law and jurisdiction

         1. This Agreement shall be governed by and construed in accordance with Swedish law.

         2. The courts of Sweden shall have non-exclusive jurisdiction over matters arising out of or in connection with this Agreement. The City Court of Stockholm shall be court of first instance.

                                -----------------

                                                                          15(15)

                  IN WITNESS WHEREOF, this Agreement has been signed in two (2) originals, of which the parties have received one each.

                  PREEM HOLDINGS AB (publ)
                  as Lender

                  -------------------------   ------------------------
                  Name: Karim Karaman         Name: Lars Nelson


                  PREEM PETROLEUM AB
                  as Borrower

                  -------------------------   -------------------------
                  Name: Richard Ohman         Name: Lars Nelson

                                                                    SCHEDULE 2

                      FORM OF CONFIRMATION OF SUBORDINATION

                  This CONFIRMATION OF SUBORDINATION is entered into in connection with the Shareholder Loan Agreement No. 1B entered into between Preem Holdings AB (publ) (the "JUNIOR LENDER") and Preem Petroleum AB (the "BORROWER") on 10 April 2001 (the "AGREEMENT"). Terms defined in the Agreement shall have the same meanings when used herein.

                  The Agreement contains provisions to the effect that the Loan shall during the Subordination Period be subordinated to the Borrower's other indebtedness, except other Subordinated Debt and Shareholder Loan No. 1A. The Agreement also provides the Senior Creditors to the Borrower with certain rights as Confirmed Creditors, provided they have entered into Confirmations of Subordination. [NAME] (the "SENIOR LENDER") is a lender to the Borrower and has requested to have the benefit of the rights conferred upon the Confirmed Creditors in the Agreement.

                  The parties hereby agree that the Senior Lender shall have the benefit of all rights conferred upon the Confirmed Creditors as Senior Creditors in the Agreement. All indebtedness owed by the Borrower to the Senior Lender shall constitute Senior Debt under the Agreement. The parties further agree that any amendment of, variation or modification to, or termination of, the Agreement (including the waiver of any right under the Agreement) shall require the prior written consent of the Senior Lender.

                  The address and telefax number of the Senior Lender for all notices under or in connection with this Confirmation of Subordination are:

                                       [ADDRESS]
                                       Attention: [TITLE]
                                       Telephone: [NUMBER]
                                       Telefax: [NUMBER]

or any other address notified by the Senior Lender to the other parties by not less than five (5) Business Days' notice. The addresses and telefax numbers of the Junior Lender and the Borrower are set out in the Agreement.

                  All notices or other communications under or in connection with this Confirmation of Subordination shall be in the English language and be given by letter or by telefax (and, in the case of telefax, confirmed by letter). Any such notice will be deemed to be given, if by letter, when delivered to the address notified in accordance with the above, and, if by telefax, when received. Any notice received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

                  This Confirmation of Subordination shall be governed by and construed in accordance with Swedish law. The courts of Sweden shall have non-exclusive jurisdiction over matters arising out of or in connection with this Confirmation of Subordination. The City Court of Stockholm shall be court of first instance.

Date: [DATE]


PREEM PETROLEUM AB                       PREEM HOLDINGS AB (publ)

as Borrower                              as Junior Lender


   ---------------------------              ---------------------------
   Name:                                    Name:


   --------------------------               ----------------------------
   Name:                                    Name:


[NAME]
as Senior Lender


   ---------------------------
   Name:


   ---------------------------
   Name:

                        SHAREHOLDER LOAN AGREEMENT NO. 2

                                  10 APRIL 2001

                                     BETWEEN

                       CORRAL PETROLEUM HOLDINGS AB (PUBL)

                                    AS LENDER

                                       AND

                            PREEM HOLDINGS AB (PUBL)

                                   AS BORROWER

                  This SHAREHOLDER LOAN AGREEMENT is dated as of 10 April 2001 between:

                  CORRAL PETROLEUM HOLDINGS AB (PUBL), reg. no. 556477-1284, (the "LENDER"); and

                  PREEM HOLDINGS AB (PUBL), reg. no. 556206-9673, (the "BORROWER").



LXIII.   Definitions and interpretation

1.       DEFINITIONS

                                "AGREEMENT" means this Shareholder Loan
              Agreement.

                                "BUSINESS DAY" means a day (other than a
              Saturday or Sunday) which is not a public holiday and on which banks are open for general business in Stockholm.

                                "CONFIRMATION OF SUBORDINATION" means an
              agreement in the form of SCHEDULE 1 entered into by the Borrower, the Lender and the Trustee.

                                "DEBT RESTRUCTURING AGREEMENT" means the Debt
              Restructuring Agreement entered into on or about the date hereof among the Borrower, the Lender and Preem Petroleum for the purpose of restructuring and assigning existing shareholder debt owed by Preem Petroleum.

                                "EFFECTIVE DATE" means the date defined as such
              in the Debt Restructuring Agreement.

                                "INDENTURE" means the indenture between the
              Borrower and the Trustee governing the Notes, dated on or about the date hereof.

                                "LOAN" means the total principal amount advanced
              or to be advanced by the Lender under Clause 2 (Shareholder Loans) in one or several disbursements, or the total principal amount outstanding hereunder at any time. The Loan shall be denominated in Swedish Kronor.

                                "NOTEHOLDERS" means the holders from time to
              time of the Notes.

                                "NOTES" means the 10 5/8 % senior secured notes
              due 2011 and any additional notes issued under the indenture governing the Notes, dated as

                                                                          2(2)


              of 10 April 2001, by and between the Lender, Deutsche Bank AG London, as principal paying agent, and the Trustee.

                                "PREEM PETROLEUM" means Preem Petroleum AB, reg.
              no. 556072-6977.

                                "SECURITY INTEREST" means any mortgage, pledge,
              lien, charge, assignment by way of security, hypothecation, security interest, title retention (other than in respect of goods purchased in the ordinary course of trading), sale and repurchase or sale and lease-back arrangement or any other agreement or arrangement in each case having the effect of conferring security.

              "SENIOR DEBT" means all present and future liabilities of the Borrower to the Noteholders under the Notes and the Indenture, absolute or contingent, whether or not matured, including, without limitation, principal, interest, damages and costs.

                                "SHAREHOLDER LOAN NO. 1B" means the Shareholder
              Loan Agreement No. 1B entered into on or about the date hereof between the Borrower as lender and Preem Petroleum as borrower.

                                "STIBOR" means the Stockholm Interbank Offered
              Rate as quoted on the Reuters screen SIOR (or such other screen as may replace that screen) at or about 11.00 a.m. (Stockholm time) on the relevant date or, if the relevant rate does not appear, the average (rounded upwards to four decimal places) of the rates which prime banks were offering to other prime banks in the Stockholm interbank market for deposits in Swedish Kronor as of
              11.00 a.m. (Stockholm time) on the relevant date, in each case for a period of thirty (30) days.

                                "SUBORDINATED DEBT" means (i) the indebtedness
              of the Borrower to the Lender hereunder, and (ii) any other indebtedness of the Borrower to the Lender, absolute or contingent, whether or not matured, including, without limitation, principal, interest, damages and costs.

              "SUBORDINATION PERIOD" means the period from the Effective Date until the date on which all Senior Debt has been fully and finally satisfied.

              "SUBSIDIARY" means any Swedish or foreign legal entity (whether incorporated or not), which is a subsidiary (Sw: DOTTERBOLAG) of the Borrower, directly or indirectly, in accordance with the Swedish Companies Act (Sw: AKTIEBOLAGSLAGEN).

                                "SWEDISH KRONOR" or "SEK" means the lawful
              currency of Sweden.

                                                                          3(3)


                                "TAXES" means all types (whether now existing or
              introduced in the future) of income and other taxes, levies, imposts, deductions, charges and withholdings whatsoever together with interest thereon and penalties and surcharges with respect thereto, if any, and any payments made on or in respect thereof, and "TAX" and "TAXATION" shall be construed accordingly.

                                "TRUSTEE" means Bankers Trust Company, as
              Trustee under the indenture governing the Notes, dated as of 10 April 2001, by and between the Lender, Deutsche Bank AG London, as principal paying agent, and the Trustee.

         2.       INTERPRETATION

                  A. A reference in this Agreement or in any other document referred to herein or delivered in connection herewith to a statute or any provision thereof shall refer also to that statute or provision as amended or re-enacted.

                  B. A reference in this Agreement or in any other document referred to herein or delivered in connection herewith to an agreement or document shall refer also to such agreement or document as amended, varied or supplemented and shall include all appendices and other attachments.

LXIV.    Shareholder loans

         1. On the Effective Date the Lender shall provide the Borrower with a loan, subject to the terms of this Agreement. The amount of such loan shall be determined in accordance with the Debt Restructuring Agreement. Such loan amount shall constitute Subordinated Debt.

         2. Any further indebtedness owed by the Borrower to the Lender shall also constitute Subordinated Debt, unless the parties agree otherwise (provided this is permissible pursuant to the terms of the Notes and the Indenture). Such further indebtedness shall be incurred as agreed between the parties.

         3. Any distributions from Preem Petroleum to the Borrower by way of group contributions (Sw: KONCERNBIDRAG) which are made in the form of subordinated loans from the Borrower to Preem Petroleum under Clause 2.3 of the Shareholder Loan Agreement No. 1B, shall be further distributed from the Borrower to the Lender as group contributions in the form of loans hereunder from the Lender to the Borrower, so that the amount of such loans shall constitute Subordinated Debt.

                                                                          4(4)


         4. Nothing in this Agreement shall prevent the Borrower from incurring other debt owed to the Lender which is not Subordinated Debt (to the extent this is not prohibited under the terms of the Notes or the Indenture), from repaying such other debt or from paying interest on such other debt.

LXV.     Repayment

                                The Borrower shall not repay the Loan during the
              Subordination Period, except with the prior written consent of the Trustee.

LXVI.    Interest

         1. Neither the Loan nor any other amount which may be payable hereunder shall carry interest before the date on which such amount is due and payable.

         2. If the Borrower fails to pay an amount payable by it under this Agreement on the due date, it shall forthwith on demand by the Lender pay interest on the overdue amount from the due date up to the date of actual payment at a rate determined by adding a margin of two (2) percentage units to STIBOR on the due date. Interest shall be compounded at end of each thirty
                  (30) day period during which the overdue amount remains outstanding.

LXVII.   Payments

         1. All payments by the Borrower under this Agreement shall be made for value on the due date (at such time as is customary for the settlement of transactions in the relevant currency) and in immediately available funds to the account at such office or bank as the Lender may designate from time to time. Any such designation shall be notified to the Borrower not later than five (5) Business Days before the payment is due.

         2. All payments made by the Borrower under this Agreement shall be made without set-off or counterclaim.

         3. If a payment is due on a day which is not a Business Day, the due date for that payment shall instead be the following Business Day.

                                                                          5(5)


         4. A repayment or prepayment of the Loan is payable in Swedish Kronor. Amounts payable in respect of costs, expenses and Taxes and the like are payable in the currency in which they are incurred.

         5. If Swedish Kronor is replaced as legal tender in Sweden by the euro, all references to Swedish Kronor in this Agreement shall be deemed to be references to the euro, provided that the Lender, acting reasonably and in good faith and after having consulted with the Borrower, shall determine at what time such replacement shall be made for the purpose of this Agreement in the event that such replacement includes a transition period. In case of any such change of currency, this Agreement shall be amended to the extent the Lender specifies to be necessary to reflect the change in currency and to put the Lender and the Borrowers in the same position, so far as possible, that they would have been in if no change of currency had occurred.

LXVIII.  Withholdings

         1. All payments to be made by the Borrower hereunder shall be made free and clear of any deduction or withholding.

         2. If the Borrower is required by law to make any deduction or withholding on account of Tax or otherwise from any payment to the Lender hereunder, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after making of such deduction or withholding, the Lender receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

         3. This Clause 6 (Withholdings) shall not apply in the case of deductions or withholdings to be made with reference to income tax on its overall income ultimately due by the Lender by operation of applicable laws.

LXIX.    Indemnities

         If the Lender receives an amount in respect of the Borrower's liability under this Agreement or if that liability is converted into a claim, proof, judgement or order in a currency other than the currency in which such obligation is due (the "CONTRACTUAL CURRENCY"):

                  (a)       the Borrower shall on demand indemnify the Lender
                         as an independent obligation against any loss or liability arising out of or as a result of the conversion;

                                                                          6(6)


                  (b)       if the amount received by the Lender, when converted
                         into the Contractual Currency at a market rate in the usual course of its business, is less than the amount owed in the Contractual Currency, the Borrower shall on demand pay to the Lender an amount in the Contractual Currency equal to the deficit; and

                  (c)       the Borrower shall on demand pay to the Lender any
                         exchange costs and Taxes payable in connection with any such conversion.

LXX.     Representations and warranties

                                The Borrower represents and warrants that:

                  (a)       it is a limited liability company, duly incorporated
                         and validly existing under the laws of Sweden, with full power and authority to carry on its business as it is being conducted and to execute and perform all of its obligations under this Agreement and all action required to authorise such execution and performance has been duly taken;

                  (b)       the execution and performance of this Agreement will
                         not violate any applicable law or regulation or contravene any provision of its Articles of Association; and

                  (c)       subject to the qualifications in the legal opinions
                         as to matters of law in force on the date of this Agreement and not fact, this Agreement constitutes its legal, valid and binding obligations enforceable in accordance with its terms.

LXXI.    Restrictions in relation to the Loan

         1. The Borrower undertakes that, during the Subordination Period, except as expressly permitted by this Agreement or with the prior written consent of the Trustee, it will not, and will procure that no Subsidiary will:

                  (a)       pay, prepay or repay, discharge by way of set-off,
                         or acquire, any Subordinated Debt;

                  (b)       pay interest on any Subordinated Debt;

                  (c)       create or permit to subsist, any Security Interest
                         or other encumbrance over any of its assets, or give any financial support, for any Subordinated Debt; or

                                                                          7(7)


                  (d)       take or omit to take any action whereby the ranking
                         and/or subordination of the Subordinated Debt contemplated by this Agreement may be impaired.

         2. The Lender undertakes that, during the Subordination Period, except as expressly permitted by this Agreement or with the prior written consent of the Trustee, it will not:

                  (a)       demand or receive payment, prepayment or repayment,
                         or accept discharge by way of set-off, of any Subordinated Debt;

                  (b)       demand or receive any payment of interest on any
                         Subordinated Debt;

                  (c)       receive or permit to subsist, any Security Interest
                         or other encumbrance, or give any financial support, for any Subordinated Debt;

                  (d)       assign, transfer or otherwise dispose of any
                         Subordinated Debt to a third party; or

                  (e)       commence any proceedings against the Borrower or any
                         Subsidiary in respect of any Subordinated Debt (including, without limitation, applying for enforcement of any amount outstanding or for the liquidation, bankruptcy or re-organisation of the Borrower or any Subsidiary).

LXXII.   Subordination in case of insolvency

         1. In the insolvency or bankruptcy of the Borrower or any Subsidiary initiated during the Subordination Period, the Lender shall endeavour to procure that any distributions with respect to the Subordinated Debt by the bankruptcy administrator or liquidator, or any other person making the distribution, are made to the Trustee on behalf of the Noteholders to the extent necessary to repay all the Senior Debt in full.

         2. Any release, discharge or settlement between Lender and the Trustee on behalf of the Noteholders (or any of them) shall be conditional upon no security, disposition or payment to any Noteholder being void, set aside or ordered to be refunded pursuant to any law relating to bankruptcy, liquidation or insolvency, or for any other reason whatsoever, and if such condition shall not be fulfilled the Trustee on behalf of the Noteholders shall be entitled to enforce this Agreement subsequently as if such release,

                                                                          8(8)


                  discharge or settlement had not occurred and any such payment had not been made.

LXXIII.  Redistribution of payments

         1. In the event that any payment in respect of Subordinated Debt is received by the Lender, in cash or in kind, by way of set-off or otherwise, in violation of this Agreement, the Lender shall hold such payment, up to the amount of the Senior Debt, separated and for the account of the Noteholders, and promptly pay it to the Trustee for distribution to the Noteholders for application towards the Senior Debt.

         2. If the Senior Debt is partially paid out of any proceeds received in respect of or on account of any Subordinated Debt, the Lender will not be entitled to exercise any subrogation right to the Senior Debt until the Senior Debt has been irrevocably paid and discharged in full.

LXXIV.   Further assurances of subordination

         1. The Borrower, the Lender and the Trustee shall enter into a Confirmation of Subordination to confirm that Trustee on behalf of the Noteholders has the benefit of the subordination provisions in this Agreement.

         2. Each of the Lender and the Borrower undertakes, at its own expense, from time to time, upon reasonable request, to do all such acts and execute all such documents as may be necessary for giving full effect to the subordination of the Subordinated Debt to the Senior Debt as envisaged by this Agreement and securing to the Trustee on behalf of the Noteholders the full benefit of the rights, powers and remedies conferred upon them in this Agreement.

LXXV.    Assignment

         1. The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

         2. The Lender may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

LXXVI.   Miscellaneous

                                                                          9(9)


         1. No amendment to this Agreement shall be effective against any party unless made in writing and signed by such party.

         2. No delay or omission in exercising any powers or privileges hereunder shall be construed as a waiver thereof or an acquiescence therewith. Any exercise of any part of the rights shall not preclude subsequent enforcement of any such rights which have not, or have not fully, been exercised.

LXXVII.  Notices

         1. All notices or other communications under or in connection with this Agreement shall be in the English language and be given by letter or by telefax (and, in the case of telefax, confirmed by letter). Any such notice will be deemed to be given as follows:

                  (a) if by letter, when delivered to the address notified in accordance with Clause 15.3; and

                  (b)       if by telefax, when received.

         2. Any notice received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

         3. The address and telefax number of each party for all notices under or in connection with this Agreement are:

                               The Lender:   Corral Petroleum Holdings AB (publ)
                                    Attention: Managing Director
                                    Biblioteksgatan 29
                                    P.O. Box 5785
                                    SE-114 87 Stockholm
                                    Sweden
                                    Telephone: +46 8 614 13 00
                                    Telefax: +46 8 614 13 14

                     The Borrower: Preem Holdings AB (publ)

                                    Attention: Richard Ohman
                                    Biblioteksgatan 29
                                    P.O. Box 5785
                                    SE-114 87 Stockholm
                                    Sweden

                                                                         10(10)


                                    Telephone: +46 8 614 13 00
                                    Telefax: +46 8 614 13 14

              or any other address notified by one party to the other parties by not less than five (5) Business Days' notice.

LXXVIII. Governing law and jurisdiction

         1. This Agreement shall be governed by and construed in accordance with Swedish law.

         2. The courts of Sweden shall have non-exclusive jurisdiction over matters arising out of or in connection with this Agreement. The City Court of Stockholm shall be court of first instance.

                                -----------------


                  IN WITNESS WHEREOF, this Agreement has been signed in two (2) originals, of which the parties have received one each.

                  CORRAL PETROLEUM HOLDINGS AB (publ)
                  as Lender

                  --------------------------
                  Name: Richard Ohman

PREEM HOLDINGS AB (publ)
as Borrower

                  --------------------------   -------------------------
                  Name: Karim Karaman          Name: Lars Nelson

                                                                          1(1)


                                                                      SCHEDULE 1

                      FORM OF CONFIRMATION OF SUBORDINATION

                  This CONFIRMATION OF SUBORDINATION is entered into in connection with the Shareholder Loan Agreement No. 2 entered into between Corral Petroleum Holdings AB (publ) (the "JUNIOR LENDER") and Preem Holdings AB (publ) (the "BORROWER") on 10 April 2001 (the "AGREEMENT"). Terms defined in the Agreement shall have the same meanings when used herein.

                  The Agreement contains provisions to the effect that the Loan shall be subordinated to the Borrower's indebtedness to the Noteholders during the Subordination Period. The Agreement also provides Bankers Trust Company (the "TRUSTEE") acting on behalf of the Noteholders with certain rights.

                  The parties hereby agree that the Trustee, acting on behalf of the Noteholders, shall have the benefit of all rights conferred upon it in the Agreement. All indebtedness owed by the Borrower to the Noteholders shall constitute Senior Debt under the Agreement. The parties further agree that any amendment of, variation or modification to, or termination of, the Agreement (including the waiver of any right under the Agreement) shall require the prior written consent of the Trustee.

                  The address and telefax number of the Trustee for all notices under or in connection with this Confirmation of Subordination are:

                                       [ADDRESS]
                                       Attention: [TITLE]
                                       Telephone: [NUMBER]
                                       Telefax: [NUMBER]

or any other address notified by the Trustee to the other parties by not less than five (5) Business Days' notice. The addresses and telefax numbers of the Junior Lender and the Borrower are set out in the Agreement.

                  All notices or other communications under or in connection with this Confirmation of Subordination shall be in the English language and be given by letter or by telefax (and, in the case of telefax, confirmed by letter). Any such notice will be deemed to be given, if by letter, when delivered to the address notified in accordance with the above, and, if by telefax, when received. Any notice received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

                                                                           2(2)


                  This Confirmation of Subordination shall be governed by and construed in accordance with Swedish law. The courts of Sweden shall have non-exclusive jurisdiction over matters arising out of or in connection with this Confirmation of Subordination. The City Court of Stockholm shall be court of first instance.

Date: [DATE]

PREEM HOLDINGS AB (publ)                  CORRAL PETROLEUM HOLDINGS AB (publ)
as Borrower                               as Junior Lender

           ---------------------------    ---------------------------
           Name:                              Name:


           ---------------------------
           Name:


BANKERS TRUST COMPANY
as Trustee

                  ---------------------------
                  Name:


                  ---------------------------
                  Name:

                                                                           3(3)


                                                                         ANNEX C

                [Form of Opinion of U.S. Counsel for the Company]

                  Akin, Gump, Strauss, Hauer & Feld shall have furnished to the Initial Purchasers their written opinion, as United States counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

A. assuming due authorization, execution and delivery by the Company under the laws of the Kingdom of Sweden, this Agreement has been duly executed and delivered by the Company;

B. assuming due authorization, execution and delivery by the Company under the laws of the Kingdom of Sweden, the Indenture has been duly executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee of the Indenture, the Indenture is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

C. assuming due authorization, execution and delivery by the Company under the laws of the Kingdom of Sweden and due authentication in accordance with the terms of the Indenture, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Securities will have been duly executed and issued by the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

D. assuming due authorization, execution and delivery by the Company under the laws of the Kingdom of Sweden, each of the other Transaction Documents has been duly executed and delivered by the Company and assuming due authorization, execution and delivery by the other parties thereto, each such Transaction Document is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

E. the issuance and sale by the Company at the Closing Date of the Securities, the compliance by the Company with the terms thereof and of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents do not and will not conflict with or result in a violation of (a) any existing applicable statutory law, rule or regulation of any court or governmental agency or body of the United States or the State of New York (other than state securities or "Blue Sky" laws as to which we have not been requested to express any opinion) or (b) any order, known to us, of any government, government instrumentality or court of the United States or the State of New York having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets;

F. assuming due authorization, execution and delivery by the Company under the laws of the Kingdom of Sweden, the Security Agreements create in favor of the Trustee for the benefit of the holders of the Securities an enforceable security interest under the Uniform Commercial Code as in effect in the State of New York in the Collateral;(1)

G. no consent, approval, authorization, order, decree, registration or qualification of or filing of or with any United States Federal or New York governmental agency or body is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except such as may be required by state securities or Blue Sky laws; no opinion need be expressed, however, as to (a) the laws of any jurisdiction outside the United States and (b) laws other than those that, in the experience of such counsel, are normally applicable to transactions of the type provided for by this Agreement;

H. each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum;


--------
(1) Note that if the Collateral is held in New York, the Initial Purchasers will require an opinion relating to perfection as well.

I. the statements made in the Prospectus under the headings "Description of the Notes" and "Certain Swedish and United States Federal Income Tax Consequence--United States," insofar as they purport to summarize matters of U.S. federal law, constitute accurate summaries of such law in all material respects;

J. neither the Company nor any of its subsidiaries is (a) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder or (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

K. neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Federal Reserve Board;

L. no registration of the Securities under the Securities Act or qualification of the Indenture under the Trust Indenture Act is required for the offer and sale of the Securities by the Company to the Initial Purchasers or the reoffer, resale and delivery of the Securities by the Initial Purchasers to the initial purchasers therefrom in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum;

M. the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

N. there are no stamp or other issuance or transfer taxes or duties, value-added taxes, documentary taxes, capital gains, income, withholding or other taxes payable in New York State or New York City by or on behalf of the Initial Purchasers in connection with (a) the issuance of Securities, (b) the sale, transfer and delivery of the Securities to the Initial Purchasers pursuant to this Agreement or for the resale of the Securities placed by or at the direction of the Initial Purchasers or (c) the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby; and

O. assuming the validity of such actions under the laws of the Kingdom of Sweden, under the laws of the State of New York relating to submission to personal jurisdiction, the Company has, pursuant to Section XVIII of this Agreement, legally, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York in any action based on or arising under this Agreement or the transactions contemplated thereby, and has legally, validly and effectively appointed the Authorized Agent as its authorized agent for the purposes described in Section XVIII of this Agreement, and the Company has validly and irrevocably waived
         (a) the defense of an inconvenient forum to the maintenance of any such suit or proceeding and (b) any immunity to jurisdiction to which it may otherwise be entitled in any such suit or proceeding.

                  Such counsel shall also state that they have participated in conferences with representatives of the Company, representatives of its independent accountants and counsel and representatives of the Initial Purchasers and their counsel at which conferences the contents of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Offering Memorandum or any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum or any amendment or supplement thereto (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief), as of the date thereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In such opinion, such counsel may rely (a) as to matters involving the applicable laws of the Kingdom of Sweden, upon the opinion of Mannheimer & Swartling, Swedish counsel to the Company and (b) as to factual matters, upon certificates obtained from officers of the Company and from public officials.

                                                                         ANNEX D

          [Form of Opinion of Special Swedish Counsel for the Company]

         Mannheimer & Swartling shall have furnished to the Initial Purchasers their written opinion, as special Swedish counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

i. the Company and each of its Swedish subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the Kingdom of Sweden, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect;

ii. the Company has full corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

iii. assuming the due authorization, execution and delivery of this Agreement by the parties hereto other than the Company and assuming the validity of this Agreement and the enforceability accorded its terms under the laws of the State of New York, this Agreement is a valid and legally binding agreement, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

iv. the Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee and assuming the validity of the Indenture and the enforceability accorded its terms under the laws of the State of New York, then the Indenture is a valid and legally binding agreement, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

v. assuming the validity of the Securities and the enforceability accorded their terms under the laws of the State of New York and due authentication in accordance with the terms of the Indenture, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Securities will have been duly authorized, executed and issued by the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

vi. each of the other Transaction Documents has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of each such respective Transaction Documents by the parties thereto other than the Company, and assuming the validity of each such Transaction Document and the enforceability accorded its respective terms under the laws of the State of New York, then each such Transaction Document is a valid and legally binding agreement, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

vii. no consent, approval, authorization, order, decree, registration or qualification of or filing of or with any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its Swedish subsidiaries or any of their respective properties or assets under any statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders, decrees, registrations, qualifications or filings as have been obtained or made prior to the Closing Date;

viii. the execution and delivery by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the performance by the Company of its obligations under, and the consummation of the transactions contemplated by, the Transaction Documents will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Swedish subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Swedish subsidiaries is a party or by which the Company or any of its Swedish subsidiaries is bound or to which any of the property or assets of the Company or any of its Swedish subsidiaries is subject, nor will such actions conflict with or result in any violation of the provisions of the memorandum of association (if applicable) or articles of association (or other similar organizational document) of the Company or any of its Swedish subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its Swedish subsidiaries or any of their properties or assets;

ix. the Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the outstanding shares of capital stock of the Company and each of its Swedish subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum;

x. all of the issued shares of capital stock of each Swedish subsidiary of the Company are (except as set forth in the Offering Memorandum or as would be permitted by the terms of the Indenture) owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims of record;

xi. the descriptions in the Offering Memorandum of Swedish statutes, legal and governmental proceedings and contracts and other documents governed by Swedish law are accurate in all material respects; the statements set forth in the Offering Memorandum under the captions "Note on Certain Regulatory Issues related to Sweden," "Risk Factors--We are subject to governmental and environmental regulations...," "Risk Factors - We may be liable for environmental damages...," "Risk factors
         - Legal action by the Swedish Competition Authority and the European Union Competition Authority...," ["Risk Factors - Certain of our subsidiaries are subject to restrictions on distributions...,"] "Risk Factors - We were a dormant subsidiary of Preem Petroleum AB...," "Risk Factors - If Preem Holdings AB or Preem Petroleum AB incurs substantial operating losses or a reduction in the value of its assets...," "Risk Factors--Swedish insolvency laws differ from U.S. insolvency laws...," "Business -- Enforcement of Civil Liabilities," "Description of Certain Indebtedness," ["Description of the Notes--Payment of Additional Amounts,"] and "Certain Swedish and United States Federal Income Tax Consequences--Sweden," to the extent they represent statements or summaries of Swedish legal matters, constitute accurate summaries of such legal matters in all material respects;]

xii. the Initial Purchasers would be permitted to commence proceedings against the Company in Swedish courts of competent jurisdiction based upon this Agreement and the holders of Securities (or the Trustee acting on their behalf) would be permitted to commence proceedings against the Company in Swedish courts of competent jurisdiction based upon the Transaction Documents and such Swedish courts would recognize the laws of the State of New York as the governing law of all such documents;

xiii. the Company has the power, and has taken all necessary corporate action, to submit to the non-exclusive jurisdiction of the Federal and New York State courts sitting in New York City and the waiver by the Company of any objection to the venue of the proceedings in any of such court is valid under Swedish law and Swedish courts would give effect to such a submission and waiver;

xiv. assuming that the method of service of process set forth in this Agreement constitutes a valid and legally binding obligation of the Company under the laws of the State of New York, and provided the relevant agent has accepted its appointment, then Swedish courts will give effect to such method of service of process;

xv. a final and conclusive judgment (with no further right of appeal) of a court of competent jurisdiction sitting in New York City arising out of or in relation to the obligations of the Company under any of the Transaction Documents would be enforceable by fresh proceedings brought in the courts of the Kingdom of Sweden against the Company, subject to the discussion of enforceability of judgments set forth in the Offering Memorandum under the caption, "Service of Process and Enforcement of Civil Liabilities";

xvi. under Swedish law, no holder of any Securities will be, purely on account of such holding, subject to any liability in respect of any liability of the Company, and there are no restrictions under Swedish law on sale or transfer of the Securities;

xvii. the Company can sue and be sued in its own name; the Company is not entitled to any immunity as a defense to any suit or action brought or maintained in respect of its obligations under any of the Transaction Documents;

xviii. to ensure the legality, validity, enforceability or admissibility into evidence of any of the Transaction Documents, it is not necessary that, prior to seeking enforcement thereof, any such document be filed or recorded with any court or other authority in the Kingdom of Sweden or that any Swedish stamp or other issuance or transfer taxes or duties, value-added taxes, documentary taxes, registration taxes, capital gains, income, withholding or other taxes imposed by any governmental department or other taxing authority of or in the Kingdom of Sweden be paid;

xix. the certificates used to evidence the Securities are in due and proper form and comply with all applicable requirements of law in the Kingdom of Sweden; and

xx. no provision of this Agreement, the Indenture, Securities or any other Transaction Document will contradict any provision of the laws, or any public policy, of the Kingdom of Sweden.

                  Such counsel shall also state that each of Akin, Gump,
Strauss, Hauer & Feld and Simpson Thacher & Bartlett may rely thereon in giving the opinions discussed in this agreement.
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                                                                         ANNEX E

              [Form of Opinion of In-house Counsel for the Company]

                  Per Behm shall have furnished to the Initial Purchasers his written opinion, as in-house counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

                  i.       neither the Company nor any of its subsidiaries is
                           (a) in violation of its memorandum of association (if applicable) or articles of association (or other similar organizational document), (b) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (c) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject;

                 ii.      there are no judicial, legal, arbitral,
                           rule-making, administrative or governmental proceedings pending or, to the best of such counsel's knowledge, threatened in the Kingdom of Sweden to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which (a) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect or (b) questions the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and

                iii. the Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate supranational, federal, [provincial] or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering
                           Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

                                                                         ANNEX F

April 3, 2001

The Board of Directors of
Preem Holdings AB
Sandharnnsgatan 51
SE-115 90 Stockholm
Sweden

Deutsche Bank AG London
UBS Warburg Limited
c/o Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom

We have audited the consolidated balance sheet of Preem Petroleum AB and subsidiaries (the "Company") as of December 31, 1999 and 2000, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 2000 included in the Offering Memorandum of the Company, dated April 3, 2001, relating to EURO 250,000,000
10 5/8% Senior Secured Notes Due 2011, (the "Notes"); our report with respect thereto is also included in that Offering Memorandum. The Offering Memorandum, dated April 3, 2001, is herein referred to as the Offering Memorandum. We have also audited the balance sheet of Preem Holdings AB as of December 31, 1999 and 2000 and the related statements of operations and cash flow for each of the years in the three-year period ended December 31, 2000.

This letter is being furnished in reliance upon your representation to us that:

a. You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the "Act").

b. In connection with the offering of the Notes, the review process that you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the Offering Memorandum:

1. We are independent certified public accountants with respect to the Company under the Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings as well as under the applicable published rules and regulations in Sweden.

2. We have not audited any consolidated financial statements of the Company as of any date or for any period subsequent to December 31, 2000; although we have conducted an audit for the year ended December 31, 2000. The purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2000.

3. For purposes of this letter, we have read the 2001 minutes of meetings of the Board of Directors of the Company as set forth in the minute books at April 3, 2001, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein.

4. Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to December 31, 2000, are available. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at April 3, 2001, there was any change in the capital stock, increase in consolidated long-term debt, or decrease in consolidated net current assets or shareholders' equity of the consolidated companies as compared with amounts shown on the December 31, 2000, consolidated balance sheet included in the Offering Memorandum or (b) for the period from January 1, 2001, to April 3, 2001, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales and operating revenues, in operating income or in the total amounts of consolidated net earnings. On the basis of these inquiries and our reading of the minutes as described in 3, nothing came to our attention that cause us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Offering Memorandum discloses have occurred or may occur.

5. For purposes of this letter, we have also read the items identified by you on the attached copy of selected pages from the Offering Memorandum and have performed the following procedures, which were applied as indicated with respect to the symbols explained below. With respect to these items, we make no comments as to the Company's determination as to what constitutes the appropriate presentations, disclosures, explanations or causal relationships for such items.

         a. Compared the amount or percentage to or recalculated the amount or percentage from the corresponding amount or percentage appearing in the Company's audited consolidated financial statements and notes thereto, included in the Offering Memorandum, and found them to be in agreement.

         b. Recalculated the percentage or amount from and/or compared the amount to a corresponding amount appearing on a schedule or report prepared by the Company and found them to be in agreement. Management of the Company have represented to as that the schedules were derived from the regularly maintained accounting record of the Company.

         c. Recalculated the Euro amount based on the corresponding Swedish Kronor and Euro, as applicable, amount appearing in or derived from the audited consolidated financial statements included in the Offering Circular, a schedule prepared by the Company, using the December 31, 2001 exchange rates as specified in the "Exchange Rate Information" section page (iv) of the Offering Memorandum. This conversion does not necessarily result in the same Euro amount as would have arisen if the conversion had been performed in accordance with US GAAP. We make no representations as to the appropriateness of the exchange rates used.

         d. Recalculated the amount from corresponding amounts appearing in the audited consolidated financial statements included in the Offering Circular, or a schedule prepared by the Company based upon the definition of "EBITDA" as described in note 5 on page 10 of the Offering Memorandum. We make no representations as to the appropriateness of such definition or whether it reflects an appropriate measure of the debt service ability of the Company.

         e. Recalculated the amounts under "As Adjusted" in section of the Offering Memorandum entitled "Capitalization" based on applicable assumptions specified in the Offering Memorandum and found them to be in agreement. However, we make no comment as to the reasonableness of those assumptions nor as to the successful completion of the offering, the amount or application of proceeds to be received therefrom, or whether such use will actually take place.

         f. Recalculated the amount under the heading "Pro forma 2000" in the section of the Offering Memorandum entitled "Summary Historical and Pro Forma Consolidated Financial Information of the Company" based on the applicable assumptions specified in the Offering Memorandum and found them to be in agreement. However, we make no comment as the reasonableness of those assumptions nor as to the successful completion of the offering, the interest rate of the bonds to be issued, the amount or the application of proceeds to be received, or whether such use will actually take place.

For the purposes of reporting our findings, in those instances in which one or more of the compared amounts or percentages stated were rounded to some degree and the amounts or percentages were in agreement, except that they were not rounded to the same degree, we have nevertheless stated that we found the compared amounts and percentages to be in agreement.

6. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of amounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.

7. It should be understood that we make no representations regarding questions of legal interprotation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph 5; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Memorandum and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

8. This letter is solely for the information of the addresses and to assist the initial Purchasers (as defined in the Offering Memorandum) in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Offering Memorandum, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Offering Memorandum.

Yours truly,
KPMG

/s/ Cronie Wallquist

Cronie Wallquist
Partner